U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 6 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Aegis Assessments, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                                          3669                       72-1525702
Delaware                                  ----                       ----------
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)


4100 Newport Place, Suite 660, Newport Beach, CA                          92660
(Address of registrant's principal executive offices)                 (Zip Code)

                                  877.718.7599
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


                              Deron M. Colby, Esq.
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                             Telephone: 949.250.8655
                             Facsimile: 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value           806,500               $1.00               $806,500             $148.40
================================== =================== ==================== ======================= ================

The offering price per share for the selling shareholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  [AEGIS LOGO]

                           Aegis Assessments, Inc.(TM)

                             Preliminary Prospectus
        806,500 shares of common stock to be sold by current shareholders offering price of $1.00 per share

The selling shareholders of Aegis Assessments, Inc. listed on page 12 and 13 under the caption "Selling Shareholders" may offer and sell up to an aggregate of 806,500 shares of our common stock under this prospectus. The offering price of the shares to be sold using this prospectus is $1.00. The selling shareholders will sell their shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board ^ and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not listed on a national securities market or the Nasdaq Stock Market. No public market currently exists for shares of our common stock. We have not applied for listing or quotation with any national securities exchange or automated quotation system.

An investment in the common stock offered under this prospectus involves a high degree of risk and we urge you to carefully review this prospectus with particular attention to the section entitled "Risk Factors" beginning on page 7 before investing in shares of our common stock. A purchase of our common stock is highly speculative and investors should not purchase shares of our common stock unless they can afford to lose their entire investment.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------- ------------------- ---------------------- -------------------
                Price to the Public Costs of the Offering   Proceeds to the
                                                              Company(1)
--------------- ------------------- ---------------------- -------------------
Per Share              $1.00                $0.007             $0.00
--------------- ------------------- ---------------------- -------------------
Total Offering        $806,500            $26,000.00           $0.00
--------------- ------------------- ---------------------- -------------------
    (1) The company will not receive any of the proceeds of this offering, but will pay the costs of the offering.





                 The date of this prospectus is March 14, 2003.
                             Subject to completion.

                                TABLE OF CONTENTS
Prospectus summary............................................................5
   Our background.............................................................5
   Our business...............................................................5
   Our product................................................................6
   The offering by the selling shareholders...................................6
   Description of the shares of common stock being offered for sale by the selling shareholders...................................................6
   Benefits of offering to our current officers and directors.................7
   Estimated use of proceeds..................................................7
   Summary financial information..............................................7
RISK FACTORS..................................................................7
   There is substantial doubt about our ability to continue as a going concern....................................................................8
   We are a developmental stage company with losses since formation and we anticipate a need for additional financing to supply us with the working capital necessary to maintain our operations; otherwise, we will be unable to realize our business plans, which will harm our ability to earn revenues...................................................................8
   Our inability to successfully license, manufacture and market our intellectual property and technologies will adversely affect our competitiveness and financial condition which will likely harm our ability to earn revenues..............................................................8
   We may have potential rescission liability due to our sales of Series A 8% Convertible Preffered Stock. A substantial number of claims for rescission will significantly hinder our ability to continue operations because we do not have sufficient funds to pay such claims...............................9
   We may be unable to implement our business plan to develop and bring to market functional prototypes of our inventions and designs which will, in turn, harm our reputation in the business community and adversely affect our ability to earn revenues...................................................8
   Competition in the law enforcement communications industry is intense and due to our limited resources we may be unable to compete successfully. If we are unable to compete successfully, our reputation will be harmed which will adversely affect our ability to enter into beneficial strategic relationships resulting in reduced revenues..............................................9
   We have limited intellectual property protection and our competitors may be able to appropriate our technology or assert infringement claims which could divert resources earmarked for business development and ultimately harm our ability to earn revenues...................................................9
   Although we have employment and consulting contracts with our key personnel, the loss of the services of any of our key employees or consultants would harm our ability to move forward with our business plan as we would be forced to spend considerable time and funds on securing replacement personnel where we would otherwise be spending such time and funds on business development................................................................9
   The exercise of outstanding options to purchase our common stock may cause significant dilution to our stockholders and may have an adverse impact on the market price of our common stock which could cause our investors to lose their entire investment in us and could cause our business to fail......................................................................10
   There is no public market for the offered shares which may force investors in us to retain their shares during periods where selling such shares would be advisable. As a result, investors in us may lose their entire investment................................................................10
   Our certificate of incorporation and our bylaws include provisions eliminating or limiting the liability of our officers and directors to the company for certain damages which ultimately limits investors' ability to recover from our officers and directors for certain damages...................................................................10
   Because our common stock will be subject to the penny stock rules, purchasers of our common stock may have difficulty selling our common stock.....................................................................10
   Our officers and directors are engaged in activities that could conflict with our interests; therefore, our officers and directors may devote insufficient time to our affairs, which may negatively effect our operations and harm our ability to earn revenues..................................................11
   Our officers and directors own approximately 88% of our outstanding common stock. Such concentrated control allows these shareholders to determine matters requiring shareholders' approval..................................11
Forward Looking Statements...................................................11
Use of proceeds..............................................................12
Determination of Offering Price..............................................12
Dilution.....................................................................12
Selling shareholders.........................................................12
Plan of Distribution.........................................................15
Legal Proceedings............................................................17
Directors, Executive Officers, Promoters and Control Persons.................17
Security ownership of certain beneficial owners and management...............20

Changes in control...........................................................21
Description of our securities................................................21
   Common stock..............................................................21
   Preferred stock...........................................................21
   Dividend policy...........................................................22
   Stock option plan.........................................................22
   Summary of 2002 Plan......................................................22
      Administration.........................................................22
      Eligibility............................................................23
      Option price...........................................................23
      Exercise of options....................................................23
      Acceleration and exercise upon change of control.......................23
      Payment for option shares..............................................23
      Termination of the 2002 Stock Option Plan..............................23
      Transferability of options.............................................23
      Issuance and reservation of shares.....................................24
Interest of named experts and counsel........................................24
Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities................................................24
   Indemnification Agreements................................................25
Organization within last five years..........................................25
   Transactions with promoters...............................................25
Description of business......................................................26
Mission statement............................................................26
Market description...........................................................26
   Who are our potential customers?..........................................27
      SafetyNet(TM)..........................................................28
      Benefits of our SafetyNet(TM)technology................................28
      How SafetyNet(TM)operates..............................................29
   Market overview...........................................................29
Spending by category proposed in the federal fiscal Year 2003 budget.........33
Our competition - the private sector gets involved...........................33
Our employees................................................................33
Management's discussion and analysis of
financial condition and results of operations................................34
   Liquidity and capital resources...........................................34
   Results of operations.....................................................36
   Our plan of operation for the next twelve months..........................36
Description of property......................................................38
   Property held by us.......................................................38
   Our facilities............................................................38
Certain relationships and related party transactions.........................38
Market for common equity and related stockholder matters.....................40
   Reports to shareholders...................................................40
   Penny stock regulation....................................................40
Executive compensation.......................................................41
   Summary compensation table................................................41
   Compensation of directors.................................................43
   Employment contracts......................................................43
Financial Statements.........................................................44

Changes in and disagreements with accountants on accounting and financial disclosure.........................................................55
LEGAL MATTERS................................................................55
EXPERTS......................................................................55
ADDITIONAL INFORMATION.......................................................55
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS.............................56
Indemnification of directors and officers....................................56
      Indemnification agreements.............................................56
Other expenses of issuance and distribution..................................57
Recent sales of unregistered securities......................................57
Exhibits.....................................................................60
Undertakings.................................................................61
SIGNATURES...................................................................63

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus summary

This summary highlights all material information contained in the prospectus, but you should read the entire prospectus before purchasing any shares of our common stock.

Our background

We incorporated the business on January 16, 2002 as a Delaware corporation. Our principal business address is 4100 Newport Place, Suite 660, Newport Beach, California 92660. Our telephone number is 877.718.7599. Although the company was not incorporated until January 2002, the idea for our company began in or around January 2001 when Eric Johnson, our president, chief executive officer and a member of our board of directors, and Joseph King, a member of our board of directors, first discussed the possibility of forming a company to provide vulnerability assessments and emergency communications systems to schools and government facilities. The original goal was to improve public safety emergency communications and allow seamless communication between police, fire fighters and emergency medical personnel responding to an emergency at a school or other government facility. Mr. Johnson and Mr. King spent approximately one year conducting research to determine whether their business idea was viable. Mr. King and Mr. Johnson determined that developing a system that could be utilized by the military was a more workable alternative. As they discussed the development of the Aegis SafetyNet,(TM) system, it became apparent that there were significant military and law enforcement applications for this system. Our focus is now on developing those military and law enforcement applications.

We have no revenues and minimal assets and we have incurred losses since our inception. To date we have relied solely on the sale of our equity securities to fund our operations.

Our business

The terrorist attacks on our country have made homeland defense a national priority. However, we believe there are glaring deficiencies in our national preparedness, specifically communications systems available to police, fire fighters and emergency medical personnel.

We believe that the benefits of building a first responder communications capability are immediate and widespread - making the nation safer from terrorist attacks while also bolstering everyday response capabilities.

We have designed a wireless command and control communications system, the Aegis SafetyNet,(TM) which we believe can be used by law enforcement in their day-to-day operations, as well as by specially trained hazardous material teams, collapse search and rescue units, bomb squads, and police tactical units such as Special Weapons Teams.

We are currently working with the Los Angeles County Sheriff's Department Special Enforcement Bureau to test, develop and implement the Aegis SafetyNet(TM) which will, among other things, allow video transmissions and voice communications from a crime scene to subordinate and superior commands and provide surveillance capabilities from vantage points that would otherwise be dangerous or conspicuous.

The Aegis SafetyNet(TM) has both military and law enforcement applications. In addition to field-testing our system with the Los Angeles County Sheriff's Department, the Department of the Army, Special Forces Command, has established an Integrated Concept Development Team with us to develop, plan and execute security initiatives for Department of State facilities abroad.

Our product

The Aegis SafetyNet(TM):
     o allows common command and control for law enforcement, firefighters and emergency medical technicians responding to any type of emergency, from earthquakes to terrorist incidents;
     o meshes modern wireless and other on-site sensor technologies with our proprietary software to provide real-time streaming video and other highly dense files of information;
     o allows collaboration between agencies and subject matter experts, resulting in better tactical decision making;
     o combines data and voice communication capabilities, allowing multiple levels in the chain of command to share intelligence about emergency site conditions and coordinate a response strategy;
     o    enables greater situational awareness;
     o protects emergency responders by allowing visual information to be gathered by remote video;
     o    deploys rapidly at an emergency site;
     o provides "reach-back" capability to allow consultation with subject matter experts who are not at the emergency site;
     o    provides satellite communications;
     o can be used on frequencies currently available for public safety purposes;
     o    can be integrated with existing security systems;
     o    transmits secure, encrypted data;
     o    provides high-speed access to information; and
     o    is scalable.

The offering by the selling shareholders


Up to 806,500 shares of our common stock may be offered by the selling shareholders. The selling shareholders may sell all or any portion of the shares in this offering in one or more transactions through a variety of methods. The offering price of the shares is $1.00. The selling shareholders will sell their shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board ^ and thereafter at prevailing market prices or privately negotiated prices.


Description of the shares of common stock being offered for sale by the selling shareholders


We are authorized to issue 100,000,000 shares of $.001 par value common stock. As of March 14, 2003, approximately 10,033,000 shares of our common stock were issued and outstanding. Each share of common stock having equal rights and preferences, including voting privileges. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The shareholders are entitled to cumulate their votes for directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.



Benefits of offering to our current officers and directors


Based on the offering price of $1.00 per share, our officers and directors would receive proceeds of approximately $155,500 if all of their offered shares were sold at the offering price. We are registering only a portion of the total shares held by our officers and directors.

Based on the proposed maximum offering price per share, Mr. Johnson would realize a profit of approximately $107,500 if all of his offered shares were sold at the offering price. Mr. King would realize a profit of approximately $1,000 if all of his offered shares were sold at the offering price. Mr. Reincke would realize a profit of approximately $45,000 if all of his offered shares were sold at the offering price. Mr. Farquhar would realize a profit of approximately $1,000 if all of his offered shares were sold at the offering price. Mr. Alcaraz would realize a profit of approximately $1,000 if all of his offered shares were sold at the offering price.


Estimated use of proceeds

We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

Summary financial information

The summary financial information below is derived from the more detailed financial statements appearing in elsewhere in this Form SB-2. We prepared our financial statements in according with generally accepted accounting principles in the United States. All information in this Form SB-2 must be considered in conjunction with our financial statements and notes contained elsewhere in this Form SB-2.

Income Statement              For the Period from      For the Period from July
                             inception (January 16,    31, 2002 to October 31,
                             2002) to July 31, 2002              2002
                                       $                           $
Revenue                                0                           0
Net Income (Loss)                  (127,365)                   (198,378)
Net Income (Loss) Per Share          (.02)                       (.02)


Balance Sheet                    July 31, 2002             October 31, 2002
                                       $                           $
Total Assets                         39,481                     11,363
Total Liabilities                    64,492                     108,752
Shareholders' Deficit               (25,011)                   (97,389)


RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves many risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

There is substantial doubt about our ability to continue as a going concern.

Our financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We have no revenues and minimal assets and we have incurred losses since our inception. To date we have relied solely on the sale of our equity securities to fund our operations. Our general business strategy is unproven, and we are not generating revenues; however, we continue to incur legal, accounting, and other business and administrative expenses. Our auditor has therefore recognized that there is substantial doubt about our ability to continue as a going concern. In order to continue as a going concern, we will need to raise additional funds. We do not have any commitments for such funds. If we are not able to raise additional operating funds either through the sale of our capital stock or through borrowings, we may be forced to dissolve the company. If we are forced to dissolve the company, investors in us would likely lose their entire investment in us. In such an event, it will be extremely difficult for an investor to recover any of his or her investment.

We are a developmental stage company with losses since formation and we anticipate a need for additional financing to supply us with the working capital necessary to maintain our operations; otherwise, we will be unable to realize our business plans, which will harm our ability to earn revenues.

We are a development stage company. From the date of formation until October 31, 2002 , we incurred losses from our business development and research and development endeavors in the amount of approximately $325,743. We have no revenues and minimal assets and we have incurred losses since our inception. To date we have relied solely on the sale of our equity securities to fund our operations. We may be unable to generate any revenues or achieve profitability on a quarterly or annual basis. We anticipate the need for additional working capital in order to accomplish our business goals. We will likely require approximately $1,550,000 to fully implement our business plan over the next twelve months. If we do not raise sufficient funds, we will be unable to compete effectively in the wireless communications industry. We do not presently have any sources of financing other than the sale of our equity securities. Our inability to generate additional financing will harm our ability to earn revenues.

Our inability to successfully license, manufacture and market our intellectual property and technologies will adversely affect our competitiveness and financial condition which will likely harm our ability to earn revenues.

Our success depends upon our ability to license and market our intellectual property and technologies. We do not have any patents, licenses or royalty agreements. We do have a California trademark for our "Aegis SafetyNet" mark. We must devote substantial management time and financial resources to locate strategic licensing, manufacturing and marketing partners. We propose to enter into licensing and marketing arrangements to license, manufacture and promote our intellectual property and technologies. We may be unable to enter into agreements with other parties on terms acceptable to us and such arrangements may not be profitable. Our failure to enter into such agreements may force us to undertake the manufacturing and marketing of our products ourselves, which will increase our administrative and operating costs. Such a result will have a material adverse effect on our competitiveness and operations. Specifically, our costs may outstrip our resources and, in turn, force us to curtail our business plans. In such an event, our ability to earn revenues will be harmed.

We may have potential rescission liability due to our sale of Series A 8% Convertible Preferred Stock. A substantial number of claims for rescission will significantly hinder our ability to continue operations because we do not have sufficient funds to pay such claims.

During the period November 19, 2002 through January 30, 2003, we sold 17,600 shares of our Series A 8% Convertible Preferred Stock. The aggregate amount of the securities sold was $88,000. Specifically, we sold, and issued, shares of our Series A 8% Convertible Preferred Stock to 14 investors in Utah, 3 investors in Washington, 1 investor in Arizona and 1 investor in Indiana pursuant to Rule 506 of Regulation D. The Securities and Exchange Commission has notified us that they consider the convertible preferred stock to be equivalent to common shares of our stock and that the filing of a Registration Statement on Form SB-2 appears to render unavailable our reliance upon the Rule 506 exemption from the registration and prospectus delivery requirements of the Securities Act of 1933. As a result, we may be exposed to potential rescission liability for the return of each purchaser's investment plus 8% per annum from the date of their investment. A substantial number of claims for rescission will significantly hinder our ability to continue operations because we do not have sufficient funds to pay such claims. Depending on the state within which the particular investor resides, we remain at risk for one to five years after either the date the purchaser knew or reasonably should have known about the facts that are the basis for the rescission or from the date of the alleged violation. A substantial number of claims for rescission will significantly hinder our ability to continue operations as we do not have sufficient funds to pay a large number of requests for rescission.

We may be unable to implement our business plan to develop and bring to market functional prototypes of our inventions and designs which will, in turn, harm our reputation in the business community and adversely affect our ability to earn revenues.

We based our business plan on certain assumptions regarding the timely marketability of our products and processes to potential licensees and purchasers. These assumptions are based on our best estimates. Our assessments regarding our industry, potential licensing partners and marketability of our products and processes may be incorrect. Our future success in implementing our business plan may be adversely affected by external factors including:

     o    governmental regulations;

     o    customer acceptance of our products;

     o    technological changes in the wireless communications industry;

     o    increased competition in the wireless communication industry;

     o increased operating costs, including costs of consultants, lab and testing facility fees, supplies and equipment; and

     o    licensing agreements offered by competing technologies.

We may never successfully develop functional prototypes of our inventions and designs. Even if we are able to build functional prototypes, we may be unable to successfully bring our prototypes to market or be profitable even if we do bring prototypes to market. If we are unable to bring our prototypes to market or if our prototypes fail to function as expected, our business reputation will be harmed resulting in a reduced ability to earn revenues.

Competition in the law enforcement communications industry is intense and due to our limited resources we may be unable to compete successfully. If we are unable to compete successfully, our reputation will be harmed which will adversely affect our ability to enter into beneficial strategic relationships resulting in reduced revenues.

As the government and private industry become increasingly concerned with security issues, the security and anti-terrorism industry has grown accordingly. Competition for government and private contracts is intense among a wide ranging group of product and service providers, almost all of which are larger than us and possess significantly greater assets, personnel and financial resources. Many of our competitors also have established lobbyists, which provides them with an advantage in securing government contracts. Our specific competition is more particularly described in our Business discussion below under the subheading "Competition".

We have limited intellectual property protection and our competitors may be able to appropriate our technology or assert infringement claims which could divert resources earmarked for business development and ultimately harm our ability to earn revenues.

We intend to rely on a combination of trade secrets, copyright laws, trademark laws, non-disclosure and other contractual provisions with employees and third parties, and technical measures to protect our proprietary rights in our "command and control" software and related products. We do not have any patents, licenses or royalty agreements. We do have a California trademark for our "Aegis SafetyNet" mark. There can be no assurance that these protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to ours. If someone infringes on our copyrights or trademarks, we may have to enter into costly and time-consuming litigation in a variety of forums to protect our intellectual property rights. If we fail to protect our intellectual property, others may appropriate our technology and sell products with features similar to ours. This could reduce demand for our products. We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets, our technology and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, there can be no assurance that:

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

There is also no assurance that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights. If another company is able to copy our products and services and create a functionally equivalent product at a lower cost, quicker than us, our ability to earn revenues will be harmed.

We believe that our products do not infringe upon the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against us in the future or that a license or similar agreement will be available on reasonable terms in the event of an unfavorable ruling on any such claim. In addition, any such claim may require us to commit substantial time and effort, and to incur substantial litigation expenses, and may subject us to significant liabilities that could harm our ability to earn revenues. Specifically, we will be forced to use funds that would otherwise be used to advance our business objectives.

Although we have employment and consulting contracts with our key personnel, the loss of the services of any of our key employees or consultants would harm our ability to move forward with our business plan as we would be forced to spend considerable time and funds on securing replacement personnel where we would otherwise be spending such time and funds on business development.

Our performance is substantially tied to and dependent upon the continued services and performance of our key personnel. Compared to other competitive organizations, the depth of our management is limited and failure or inability of key personnel to perform and continue to render services to us would materially affect our future as we would be forced to spend time and funds on securing replacement personnel. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. Our failure to retain and attract additional technical, managerial, merchandising, marketing and customer service personnel will decrease our competitiveness and inhibit our level of technical innovation. As a result, our ability to earn revenues and continue advancing our business plan could be harmed.

The exercise of outstanding options to purchase our common stock may cause significant dilution to our stockholders and may have an adverse impact on the market price of our common stock which could cause our investors to lose their entire investment in us and could cause our business to fail.


As of March 14, 2003, there were outstanding options to acquire up to 3,085,000 shares of our common stock at prices ranging from $0.10 to $1.10 per share. If exercised, these securities will dilute the percentage ownership of holders of outstanding common stock of our company. These securities, unlike the common stock, provide for anti-dilution protection upon the occurrence of stock splits, redemptions, mergers, reclassifications, reorganizations and other similar corporate transactions. If one or more of these events occurs, the number of shares of common stock that may be acquired upon conversion or exercise would increase and have a dilutive effect on your shares of common stock. The mere prospect of the exercise of the options could depress the market price for our common stock. If the market price of our stock is depressed, investors could lose their entire investment in us. Also, the depression of our stock price will make it more difficult for us to raise capital through the sale of our stock as investors will be more hesitant to invest in a company with a depressed stock price.


There is no public market for the offered shares which may force investors in us to retain their shares during periods where selling such shares would be advisable. As a result, investors in us may lose their entire investment.

There is currently no public market for the offered shares. A public market may not develop for the offered shares. Investors will have no right to present their shares of common stock to the company for repurchase. Investors who wish to terminate their investment in the company must rely solely upon their ability to sell or otherwise transfer their shares of common stock purchased from the selling shareholders, subject to applicable securities laws. There may be no private market for the offered shares. As a result, investors may be forced to retain their shares during periods when it would be more prudent to sell or otherwise dispose of their shares. Consequently, the purchase of shares of our common stock should be considered only as a long-term investment. Accordingly, a purchase of the offered shares should be considered significantly illiquid.

Our certificate of incorporation and our bylaws include provisions eliminating or limiting the liability of our officers and directors to the company for certain damages which ultimately limits investors' ability to recover from our officers and directors for certain damages.

Accordingly, our officers and directors may have no liability to the company or our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders. As a result, the ability of our investors to recover from our officers and directors for damages associated with such action or inaction is limited.

Because our common stock will be subject to the penny stock rules, purchasers of our common stock may have difficulty selling our common stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Our officers and directors are engaged in activities that could conflict with our interests; therefore, our officers and directors may devote insufficient time to our affairs, which may negatively affect our operations and harm our ability to earn revenues.

Our officers and directors may have existing responsibilities to other entities. Conflicts of interest between us and those other activities may occur from time to time. Our officers and directors may have conflicts of interest in allocating time, services, and functions between our business and the other business ventures in which he may be or become involved and our affairs. Currently, Mr. King, Mr. Grillo and Mr. Farquhar dedicate only a portion of their business hours to our business activities. As discussed later in the section entitled "Directors, Executive Officers, Promoters and Control Persons", Messrs. King, Grillo and Farquhar engage in other business pursuits. However, they have agreed to dedicate additional time to our business when funds permit.

Our officers and directors own approximately 88% of our outstanding common stock. Such concentrated control allows these shareholders to determine matters requiring shareholders' approval.

Our officers and directors beneficially own approximately 88% of our outstanding common stock. Concentrated control of the company may adversely affect the price of our common stock as our officers and directors may be able to control the election of directors and other matters requiring shareholders' approval. Such concentrated control will make it difficult for our shareholders to receive a premium for their shares of our common stock if we merge with a third party or enter into a transactions requiring shareholder approval because such shareholders will be unable to influence such decisions if our officers and directors decide to vote their shares similarly. In addition, investors may be more hesitant to invest in us because they will have little control over decisions requiring shareholders' approval.

Forward Looking Statements

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of proceeds

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling shareholders.

Determination of Offering Price


The selling shareholders will sell their shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board ^ and thereafter at prevailing market prices or privately negotiated prices. There is no established public market for the offered shares. The offering price of the offered shares is not based on any quantifiable criteria such as our assets or revenues. In fact, since inception we have not generated any revenues. The offering price is that price which we believe an investor would pay on the open market for an interest in a company with our business plans and our management team. However, the offering price may not be indicative of the true fair market value of the offered shares.


Dilution

The shares offered for sale by the selling shareholders are already outstanding and, therefore, do not contribute to dilution.

Selling shareholders

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders, the number of shares of common stock which may be offered for sale pursuant to this prospectus by such selling shareholders, the number of shares beneficially owned by such selling shareholders after the offering, and the percentage ownership after the offering. Because the selling shareholders may sell all or part of the shares of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders. The offered shares of common stock may be offered from time to time by each of the selling shareholders named below. However the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered, neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee, and the number of shares of common stock owned before the offering and percent of shares owned after the offering specified in the table below is calculated assuming the exercise of all options exercisable within 60 days.

None of the selling shareholders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling shareholders had or have any material relationship with us.


======================== ========================= ========================== ============================ =======================
Name of Selling Security   Shares of Common Stock   Maximum Number of Shares     Shares of Common Stock      Percent of Shares of
Holder                     Owned Before Offering          Being Offered           Owned After Offering       Common Stock Owned
                                                                                                              After Offering
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Eric Johnson(1)                 4,477,500                  107,500                     4,370,000                    36%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Joseph King(2)                  3,405,000                    1,000                     3,404,000                    30%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Robert Alcaraz(3)                500,000                     1,000                      449,000                      4%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Richard Reincke(4)              1,476,500                   45,000                     1,431,500                    12%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
George Farquhar(5)               500,000                     1,000                      499,000                      4%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Robert N. Hutchings               20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Richard Kitynsky                  50,000                     1,000                       49,000                     .5%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Douglas Puskar                    40,000                    40,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Allan G. and Marcella
H. Levy                           80,000                    80,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Robert B. Gibson                  20,000                    20,000                         0                         0
------------------------- ------------------------- -------------------------- ---------------------------- -----------------------
Jeffrey S. Hughes                 20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Laura Levy                        20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Gregory Reincke(6)                20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Corree Larsen                     20,000                    10,000                      10,000                      .09%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Robin J. Gamma                    20,000                    10,000                      10,000                      .09%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
MC Law Group(7)                  400,000                    35,000                     365,000                       3%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Daniel Hiliker                     5,000                     1,000                       4,000                      .03%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Gary Worthley                    100,000                   100,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Michael Kelley                    20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Paul Ippedico and Mary E
Berube                            20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Ed Bolin                          20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Cota LLC(8)                       20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Equity Land & Management
Services(9)                       20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Sharon Tucker(10)                  4,000                     4,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Timothy Corbett                   20,000                    20,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Kevin J. and AnnMarie             20,000                    20,000                         0                         0
Corbett
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Joseph L. and Joyce                4,000                     4,000                         0                         0
A. Comer
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
David and Nora                    40,000                    40,000                         0                         0
Johnson(11)
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Lars  and  Angela
 Johnson. (12)                   150,000                    50,000                      100,000                      1%
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Telford  Revocable
Intervivos Trust                   2,000                     2,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Salim Naber                       24,000                    24,000                         0                         0
------------------------ ------------------------- -------------------------- ---------------------------- -----------------------
Format, Inc. (13)                 40,000                    10,000                      30,000                      .30%
======================== ========================= ========================== ============================ =======================

(1) Mr. Johnson is our president, chief executive officer and a member of our board of directors. 100,000 of Mr. Johnson's beneficially owned shares are held in the name of Elizabeth Yeater, as trustee for a Johnson family trust, and 150,000 of Mr. Johnson's beneficially owned shares are held in the name of EDJ Holdings, Inc., a corporation which he controls.
(2)  Mr. King is a consultant and a member of our board of directors.
(3) Mr. Alcaraz became our vice president effective January 1, 2003. He also holds options to purchase 150,000 shares of our common stock at an exercise price of $.30 per share with an exercise period which began on January 1, 2003 and terminates January 1, 2006.
(4) Mr. Reincke is our secretary, chief operating officer and a member of our board of directors.
(5)  Mr. Farquhar is our vice president and general manager.
(6) Gregory Reincke is the brother of Richard Reincke, our secretary, chief operating officer and a director.
(7) MC Law Group provides us with legal services. The principals of MC Law Group are Deron M. Colby and Michael J. Muellerleile.
(8) Cota LLC is a limited liability company; Chris Cota, who is not an affiliate of the company, is the control person.
(9) Equity Land & Management Services is a Nevada corporation formed in the year 2000. Equity Land & Management Services is controlled by Michael Cushing, who is not an affiliate of the company. None of the officers, directors or principal shareholders of Aegis own, control, or are affiliated with this corporation.
(10) Sharon Tucker is the sister of Richard Reincke, our secretary, chief operating officer and a director.
(11) David and Nora Johnson are the parents of Eric Johnson, our president, chief executive officer and chairman. David Johnson is an affiliate of a broker-dealer.
(12) Lars Johnson is the brother of Eric Johnson, our president, chief executive officer and chairman.
(13) Ryan Neely, who is not an affiliate of the company, is the control person.


Except for David Johnson, none of the selling shareholders are broker-dealers or affiliates of a broker-dealer. Each of the selling shareholders acquired their shares in a private placement transaction or through the issuance of founder's stock.

The following table lists the names, addresses, number of shares, purchase price per share and date of purchase of the shares of each selling shareholder.

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
INVESTOR              ADDRESS                                          NUMBER OF        PURCHASE PRICE      DATE OF PURCHASE
                                                                        SHARES            PER SHARE
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------

Eric Johnson          4100 Newport Place, Suite 660,                 3,550,000              $0.001            Feb. 4, 2002
                      Newport Beach, CA 92660                           52,500              $1.00             Dec. 9, 2002
--------------------- -------------------------------------------- ------------------ ------------------- -----------------------
Joseph King           307 Silver Oaks Dr., Fayetteville, NC 28311    3,405,000              $0.001            Feb. 4, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Richard Reincke       4900 E. Chapman, #28, Orange, CA 92869           800,000              $0.001            Feb. 4, 2002
                                                                        51,500              $1.00             Dec. 9, 2002
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
George Farquhar       11 Sherwood Drive, Aliso Viejo, CA 92656         500,000              $0.001            Feb. 4, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Corree Larsen         22681  Oakgrove  Avenue,  Apt.  436,  Aliso       20,000              $0.001            Feb. 4, 2002
                      Viejo, CA 92656
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Robin J. Gamma        21204 Camelia, Lake Forest, CA 92630              20,000              $0.001            Feb. 4, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Richard Kitynsky      131 Windsor Lane                                  50,000              $0.001            Feb. 4, 2002
                      Raeford, NC 28376
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Daniel Hiliker        6890 Brasswood Dr.                                 5,000              $0.001            Feb. 4, 2002
                      Fayetteville, NC 28314
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
MC Law Group          4100  Newport  Place,  Suite  830,  Newport       400,000             $0.01            April 15, 2002
                      Beach, CA 92660
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------


                                       14


Robert N. Hutchings   970 E. 700 So. #44, St. George, UT 84790          20,000              $0.25             May 22, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Doug Puskar           117 20th Place, Manhattan Beach, CA 90266         40,000              $0.25             June 15, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Jeffrey S. Hughes     4146 Paseo De Plata, Cypress, CA 90630            20,000              $0.25             June 24, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Robert B. Gibson      28501 El Sur, Laguna Niguel, CA 92672             20,000              $0.25             June 24, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Allan  G.  and        13556 E. Bayview Dr., Scottsdale, AZ 85259        80,000              $0.25             July 1, 2002
Marcella H. Levy
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Gary T. Worthley      5815 Theall Street, Houston, TX 77066             100,000             $0.25             July 15, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Laura Levy            13556 E. Bayview Dr., Scottsdale, AZ 85259        20,000              $0.25             July 24, 2001

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Gregory Reincke       218 Porter Street, Manchester, CT 06040           20,000              $0.25             Aug. 8, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Michael Kelley        3 Abington Road, Danvers, MA 01923                20,000              $0.25             Aug. 25, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Paul  Ippedico  and   162 Knollwood Road, Manchester, CT 06040          20,000              $0.25             Sept. 3, 2002
Mary E. Berube
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Equity  Land  &       3540 W. Sahara Avenue #152,  Las Vegas,  NV       20,000              $0.25            Sept. 10, 2002
Management Services   89102-5816
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Sharon Tucker         10948 Oso Avenue, Chatsworth, CA                   4,000              $0.25            Sept. 12, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Timothy Corbett       493 South Euclid Ave. #2                          20,000              $0.25            Sept. 13, 2002
                      Pasadena, CA  91101
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Kevin  J.  and        33 Farm Road South,  Wading River, New York       20,000              $0.25            Sept. 13, 2002
AnnMarie Corbett      11792
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Salim Naber           18841 Gregory Lane,  Huntington  Beach,  CA       24,000              $0.25            Sept. 15, 2002
                      92646
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Lars and  Angela      9676 North Winchester  Drive,  Cedar Hills,
Johnson               UT 84062                                          50,000              $0.25            Sept. 16, 2002
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
David  D. and Nora    2878 E. Sierra Drive,  Westlake Village, CA       40,000              $0.25            Sept. 17, 2002
E. Johnson            91362
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Cota LLC              450 NE 20th Street, Boca Raton, FL 33431          20,000              $0.25            Sept. 17, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Ed Bolin              27741  Crown  Valley  Pky.  #323,   Mission       20,000              $0.25            Sept. 17, 2002
                      Viejo, CA 92691
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Joseph  L. and Joyce  4403 Salinas Street, Oceanside, CA 92057           4,000              $0.25             Sept.18, 2002
A. Comer
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Telford    Revocable  8379 Benjamin, Huntington Beach, CA 92647          2,000              $0.25            Sept. 18, 2002
Intervivos Trust
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Format, Inc.          1102 Buena Vista, San Clemente, CA 92672          40,000              $0.25            Sept. 25, 2002

--------------------- -------------------------------------------- ------------------ ------------------- ----------------------
Robert Alcaraz        4100 Newport Pl., #660, Newport Beach CA 92660    150,000             $0.23             Oct. 1, 2002
--------------------- -------------------------------------------- ------------------ ------------------- ----------------------


Plan of Distribution


The selling shareholders will sell their shares at $1.00 per share until our shares are quoted on the OTC Bulletin Board ^ and thereafter at prevailing market prices or privately negotiated prices. The selling security holders do not intend to engage in short selling or other hedging activities. The shares will not be sold in an underwritten public offering.


The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

The shares of common stock offered by the selling shareholders have not been registered for sale under the securities laws of any state as of the date of this prospectus and selling shareholders may not sell their shares until those shares are qualified or registered under various state Blue Sky laws, or unless an exemption from such qualification or registration is available. Selling shareholders and brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration. We will not receive any of the proceeds from the sale of those shares being offered.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time except for the following:

Vernon Briggs III. On April 20, 2002, we entered into a consulting agreement with Vernon Briggs III for software development services. The agreement allowed us to pay Mr. Briggs 500,000 shares of the company's common stock and options to purchase additional common stock as consideration. On September 15, 2002, we agreed with Mr. Briggs to terminate his employment agreement and supersede that consulting agreement. We also entered into a settlement agreement with Mr. Briggs. The agreement provided, among other things, that Mr. Briggs would (i) receive $8,000 in cash over 60 days; (ii) retain 200,000 shares of common stock;
(iii) accept the cancellation of all his stock options; and (iv) agree that we had the right, but not the obligation, to redeem Mr. Briggs' remaining 300,000 shares of common stock at $0.17 per share within the 6 month period immediately following the execution of the settlement agreement. Subsequent to executing the settlement agreement, we discovered that Mr. Briggs had fraudulently induced the company to enter into the settlement agreement by, among other things, intentionally misrepresenting that certain financial projections provided by Mr. Briggs were his work product and that such projections had taken a significant number of hours to prepare. Mr. Briggs agreed to provide business development and marketing services related to our planned products. Specifically, Mr. Briggs agreed to prepare financial projections for us. He also agreed to actively market our planned products to potential business partners and end users. Mr. Briggs represented that he had the financial acumen and business connections to assist us in advancing our business plan. We believe that Mr. Briggs misrepresented the extent of his business connections as well as the amount of time he agreed to dedicate to our business. Moreover, we believe that Mr. Briggs misrepresented the amount of time he spent on the preparation of the financial projections. Mr. Briggs never finished a complete and accurate set of financial projections nor did he perform the agreed upon marketing services. We recently rescinded the settlement agreement and cancelled Mr. Briggs' remaining shares.

As we believe that Mr. Briggs has received more than adequate compensation for the extremely limited services provided by him, we do not believe that Mr. Briggs will institute legal action against us. It is possible, however, that we could institute legal action to recover the damages caused by Mr. Briggs. Such an action could lead to a countersuit by Mr. Briggs.

Eric Peacock. On April 20, 2002, we entered into a consulting agreement with Eric Peacock for software development services. The agreement allowed us to pay Mr. Peacock 500,000 shares of the company's common stock and options to purchase additional common stock in lieu of cash. On August 1, 2002, we entered into an employment agreement with Mr. Peacock which provided for annual cash compensation of $96,000 for his services as our chief technology officer. On that same date, he became a director. Mr. Peacock agreed to provide software development services. Specifically, Mr. Peacock held himself out as possessing the requisite knowledge and skill to develop the software necessary to advance our product development. Mr. Peacock also promised to devote substantially all of his business time to our business. Among other things, he agreed to provide periodic updates and progress reports. He also agreed to be available to assist in product demonstrations. We believe that Mr. Peacock did not possess the acumen and experience as represented. Mr. Peacock also failed to dedicate the agreed upon time to our business. We believe that Mr. Peacock intentionally deceived us in that he convinced us that he was performing significant software development services for the company. He failed to provide the agreed upon progress reports as well as failing to communicate with our management. As a result, we recently terminated Mr. Peacock's employment agreement and cancelled all shares issued to Mr. Peacock. We also cancelled all options granted to Mr. Peacock. Moreover, Mr. Peacock was removed from our board of directors by the affirmative vote of the requisite percentage of shares entitled to vote on such matters.

Given the significant consideration paid to Mr. Peacock and his obvious non-performance, we do not believe that Mr. Peacock will institute legal action against the company. It is possible, however, that we could institute legal action to recover the company's damages caused by Mr. Peacock. Such an action could lead to a countersuit by Mr. Peacock.


Sale of Preferred Stock. During the period November 19, 2002 through January
30, 2003 we sold 17,600 shares of our Series A 8% Convertible Preferred Stock. The aggregate amount of the securities sold was $88,000. Specifically, we sold, and issued shares of our Series A 8% Convertible Preferred Stock to 14 investors in Utah, 3 investors in Washington, 1 investor in Arizona and 1 investor in Indiana pursuant to Rule 506 of Regulation D. The Securities and Exchange Commission has notified us that they consider the convertible preferred stock to be equivalent to common shares of our stock and that the filing of a Registration Statement on Form SB-2 appears to render unavailable our reliance upon the Rule 506 exemption from the registration and prospectus delivery requirements of the Securities Act of 1933. As a result, we may be exposed to potential rescission liability for the return of each purchaser's investment plus 8% per annum from the date of their investment. A substantial number of claims for rescission will significantly hinder our ability to continue operations because we do not have sufficient funds to pay such claims. Depending on the state within which the particular investor resides, we remain at risk for one to five years after either the date the purchaser knew or reasonably should have known about the facts that are the basis for the rescission or from the date of the alleged violation. A substantial number of claims for rescission will significantly hinder our ability to continue operations as we do not have sufficient funds to pay a large number of requests for rescission.


Directors, Executive Officers, Promoters and Control Persons

We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We have entered into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

There is no family relationship between any of our officers or directors except for the following: Mr. King and Mr. Johnson are brothers-in-law. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

The following table sets forth information regarding our officers, directors and key consultants.

===================== === ====================================================
Name                  Age Position
--------------------- --- ----------------------------------------------------
Eric D. Johnson       38  president, chief executive officer and chairman
--------------------- --- ----------------------------------------------------
Richard C. Reincke    45  secretary, chief operating officer and director
--------------------- --- ----------------------------------------------------
Joseph Grillo         45  director and marketing consultant
--------------------- --- ----------------------------------------------------
Robert Alcaraz        52  vice president
--------------------- --- ----------------------------------------------------
Joseph P. King        42  director and special consultant
--------------------- --- ----------------------------------------------------
George Farquhar       62  consultant
--------------------- --- ----------------------------------------------------
Richard Kitynsky      46  consultant - military applications
===================== === ====================================================

Eric D. Johnson has been our president, chief executive officer and chairman of our board of directors since our inception. He is responsible for the strategic direction and management of the company. Mr. Johnson will oversee our contract procurement and business development programs. He currently spends approximately 40 to 50 hours per week on our business operations. Mr. Johnson is a graduate of the University of New York. In 1983, Mr. Johnson joined the United States Army and served for six years in Military Intelligence. Mr. Johnson attended the Defense Language Institute in Monterey, California and is fluent in German. After receiving his Top Secret Security Clearance-SCI, Mr. Johnson was assigned to INSCOM and the National Security Agency as a SIGINT intelligence analyst and was stationed in Europe. In addition to working on several classified projects, Mr. Johnson led a team that was responsible for military intelligence collection and analysis in Eastern Europe. Mr. Johnson received an honorable discharge in 1990. After passing the NASD Series 7 and Series 63 securities license exams in 1990, Mr. Johnson joined Equity Services, Inc., a national full service broker-dealer, where he provided financial planning and investment advisory services to high net worth individuals and closely held businesses until July 1997. From July 1997 through late 1999, he was a self-employed business consultant. In January 2000, he co-founded StrategicParts.com, Inc., an on-line collaboration hub for electronics manufacturers. He served as president and chief executive officer of that company until April 2001, when he resigned to devote his full time to Aegis. Mr. Johnson is not an officer or director of any reporting company.

Richard C. Reincke has been working with the company since its inception and became our chief operating officer on May 1, 2002, our secretary on June 1, 2002, and one of our directors on July 3, 2002. He is responsible for coordination and management of field operations, product distribution, and human resources. He currently spends approximately 40 to 50 hours per week on our business operations. Beginning in 1984 and continuing through 1991, Mr. Reincke was the General Partner of Ideal House America Ltd., a California limited partnership which designed and manufactured containerized housing units. Mr. Reincke managed a manufactured housing production facility in San Bernardino, California, and oversaw construction projects in the Pribilof Islands; Portland, Oregon; the Bahamas; and California. From 1991 through 1994, Mr. Reincke performed administrative and paralegal services for two law firms, and assisted attorneys in the preparation and trial of business litigation, personal injury and divorce actions. He also managed the law office, directed personnel, and handled receivables and payables. From 1996 to April 2002, Mr. Reincke was a self-employed paralegal, primarily in the fields of business litigation, securities filings with the Securities and Exchange Commission and state regulatory agencies, and corporate and transactional matters. In 1997 he also served as a receiver appointed by the Los Angeles Superior Court. In 1975 he was selected as a National Merit Scholar and in 1976 he completed a 6-week Officer Training School program run by the United States Marine Corps in Quantico, Virginia. Mr. Reincke currently devotes all his business time to Aegis. Mr. Reincke is not an officer or director of any reporting company.

Joseph Grillo has been a director since August 15, 2002 and will serve as an outside sales and marketing consultant. Mr. Grillo has been in the access control and security systems industry since 1981. Mr. Grillo was recently named President and CEO of the ASSA ABLOY Identification Technology Group . Prior to his current position, Mr. Grillo served as President and CEO of HID Corporation, which he joined as the national sales manager in April of 1993. He was promoted to executive vice president of sales and marketing in 1999, and chief operating officer in 2000. In January of 2001, he became president and chief executive officer of HID Corporation when the previous president retired and when HID Corporation was acquired by ASSA ABLOY. HID Corporation is the largest manufacturer of contactless access control readers and cards for the security industry and pioneered the development of radio frequency identification (RFID) technology for security. HID was acquired by ASSA ABLOY AB in 2000 and became part of the ASSA ABLOY Identification Technologies Group in 2002. The ASSA ABLOY Identification Technologies Group is comprised of a research and development center, three product companies (including HID Corporation), and four sales and distribution companies. The parent company to all of these entities, ASSA ABLOY AB, is the world's leading manufacturer and supplier of locks and associated products, dedicated to satisfying end-user needs for security, safety and convenience. Current sales for the related entities are in excess of 2 billion USD and they collectively have over 25,000 employees.. Before joining HID, Mr. Grillo worked as a branch and regional manager for Security Specialists, a regional sales manager for National Control Systems (now ITI) and Kidde Automated Systems (currently a division of TYCO). He graduated magna cum laude from the University of Connecticut Business School with an undergraduate degree in Finance and Economics in 1979. He serves as President Elect of SIA, the Security Industry Association, and is a member of ASIS (American Society of Industrial Security). Mr. Grillo is not an officer or director of any reporting company.

Robert G. Alcaraz is our vice president of strategy and business development. He joined the Sheriff's Department in 1975 after graduating in the top 5% of his academy class. During his tenure with the Sheriff's Department, he served at different ranks and capacities in virtually every law enforcement function, including custody, patrol, SWAT, gang enforcement detective, special projects and staff positions. He assisted in the strategic planning for such major events as the 1984 Summer Olympics in Los Angeles and dignitary protection for President Ronald Reagan. Mr. Alcaraz has earned many commendations and letters of appreciation during his law enforcement career. He has lectured and trained department members, executives, and other law enforcement personnel in weaponless defense, tactics, leadership and operation planning. He created a Wellness Program used throughout the entire Sheriff's Department that has been used as a model for other law enforcement agencies. Including his service as a Reserve Deputy, Mr. Alcaraz has 30 years of law enforcement experience. This contributed to his assignment with the Special Projects Group, which focused on technology exploration for law enforcement. In this assignment, he sought to identify, develop, exploit, and integrate new technologies for law enforcement and Homeland Security. Mr. Alcaraz retired as a sergeant from the Los Angeles Sheriff's Department on January 1, 2003. Mr. Alcaraz is not an officer or director of any reporting company.

Joseph P. King has been a director of the company since July 3, 2002 and currently operates as a special consultant to the company because he is still on active duty with the U.S. Army as a Master Sergeant working for Special Forces Command evaluating new technologies and equipment. He has completed 20 years of service and anticipates retiring from the U.S. Army in February 2003. After his retirement, Mr. King intends to join the company as a full-time employee. Mr. King has served with the U.S. Army Special Forces for the last 15 years, and served in the 5th Special Forces Group (Airborne) for more than nine years. While there, he served on an operational detachment, responsible directly to the Joint Chiefs of Staff, to provide security assessments for United States Embassies and Consulates throughout the Middle East. He led these assessments, collected on-site information, developed plans and produced final products to high level Department of Defense Agencies. Mr. King has received a broad spectrum of training including the most demanding the U.S. Army provides. He has significant experience with Computer Automated Drawing software and hardware applications. In addition, Mr. King was responsible for planning, equipping and training a newly formed Counter-Terrorism detachment in 1994 and 1995. Mr. King currently holds a Top Secret Security Clearance-SCI. He recently was assigned to a new duty position as Operations Sergeant for the United States Army Special Operations Command Special Operations Research Support Element. His duties include finding, developing, evaluating and implementing emerging technologies from all aspects of the commercial sector, for the purpose of moving Special Operations warfare into the 21st century. Mr. King is not an officer or director of any reporting company.

George R. Farquhar has been a consultant to the company since January, 2002. Upon completion of our next round of financing, he will become our vice president and general manager. From 1996 to the present he has also served as corporate secretary and chief financial officer of Vitatonics Corp., a reporting company which participates on the OTC Bulletin Board. Mr. Farquhar earned his Masters of Business Administration degree in finance from the University of Southern California and his Certified Public Accountant certificate after joining the Los Angeles Office of Price Waterhouse. He has served as the president of two companies, each with annual revenues in excess of $200,000,000. Specifically, he was president of A-Mark Precious Metals, Inc. from 1973 to 1978. He was also president of A-Mark Trading Company from 1974 to 1978. Both companies were privately owned. In addition to his positions with Aegis and Vitatonics Corp., for the past 17 years he has been a business consultant to publicly traded companies as president of Hamilton Partners Incorporated and through Maroka, Inc., a consulting company which he owns. He is not an officer or director of any reporting company.

Richard Kitynsky is a consultant and shareholder who is working with us to integrate Aegis products into training simulations for military and law enforcement utilizing our Aegis SafetyNet.TM Mr. Kitynsky possesses senior management experience with ten years of service with the United States Army Special Forces and a total of over 24 years of service with the United States Army, from which he retired in November 2000 at the rank of Sergeant First Class. He is currently employed by DyneCorp Technical Services, headquartered in Texas. Mr. Kitynsky served in the 7th Special Forces Group (Airborne) for more than fourteen years. While there, he served on an operational detachment responsible directly to the Joint Chiefs of Staff, to provide security assessments of United States Embassies and Consulates throughout South America. Mr. Kitynsky led these assessments, collected on-site information, developed plans and produced final products to high level Department of Defense agencies. Mr. Kitynsky possesses a Top Secret SBI clearance. Mr. Kitynsky is not an officer or director of any reporting company.

Security ownership of certain beneficial owners and management

The following table specifies the capital stock ownership of our officers, directors and key employees. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with

Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee, and the percent of class owned in the table below is calculated assuming the exercise of all options exercisable within 60 days. Subject to community property laws, where applicable, the persons or entities named in the table below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

=================================== ================================ ============================
Name of Beneficial Owner             Title of Class and Number of      Approximate Percent of
                                             Shares Owned                       Class
----------------------------------- -------------------------------- ----------------------------
Eric  Johnson,   President;  Chief        Common - 4,477,500*                    37%
Executive Officer; Chairman
----------------------------------- -------------------------------- ----------------------------
Richard  Reincke,  Chief Operating        Common - 1,476,500                     12%
Officer; Secretary; Director
----------------------------------- -------------------------------- ----------------------------
Joseph P. King, Director                  Common - 3,405,000                     28%
----------------------------------- -------------------------------- ----------------------------
George Farquhar, Consultant               Common - 500,000                        4%
----------------------------------- -------------------------------- ----------------------------
Joseph Grillo, Director                 Common - 400,000 (upon                    3%
                                      exercise of stock options -
                                              see below)
----------------------------------- -------------------------------- ----------------------------
Robert Alcaraz,                            Common - 500,000                       4%
Vice President
----------------------------------- -------------------------------- ----------------------------
All officers and directors          Common - 10,729,000 (includes                88%
                                        exercisable options)
=================================== ================================ ============================

* 100,000 of Mr. Johnson's beneficially owned shares are held in the name of Elizabeth Yeater, as trustee for a Johnson family trust, and 150,000 of Mr. Johnson's beneficially owned shares are held in the name of EDJ Holdings, Inc., a corporation which he controls. The 4,477,500 shares also includes all options to purchase shares of our common stock held by Mr. Johnson which can be exercised within 60 days from the date of this prospectus.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person.

The following options held by our officers and directors are outstanding:

     o Joseph Grillo has options to purchase up to 400,000 shares of our common stock at $0.30 per share with an exercise period which began August 15, 2002 and expires June 1, 2006.
     o Eric Johnson has options to purchase up to 875,000 shares of our common stock at $0.10 per share and 300,000 shares of our common stock at $0.30 per share.
     o Richard Reincke has options to purchase up to 625,000 shares of our common stock at $0.10 per share and 250,000 shares of our common stock at $0.30 per share.

     o Robert Alcaraz has options to purchase 150,000 shares of our common stock at $0.30 per share and 150,000 shares of our common stock at $1.10 per share. Mr. Alcaraz's $0.30 options have an exercise period which began on January 1, 2003 and expire on January 1, 2006 and his $1.10 options have an exercise period which begins on June 1, 2003 and expires on June 1, 2006.


The $0.10 options described above were exercisable as of January 1, 2003 and expire January 1, 2006. Except for Mr. Grillo's options and Mr. Alacaraz's options, the $0.30 options described above cannot be exercised before June 1, 2003 and expire June 1, 2006.

Changes in control

Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of our securities

Common stock


We are authorized to issue 100,000,000 shares of $.001 par value common stock. As of March 14, 2003, approximately 10,033,000 shares of our common stock were issued and outstanding. Each share of common stock has equal rights and preferences, including voting privileges. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is cumulative voting with respect to the election of our directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for dividends. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of any series of preferred stock that we may designate and issue in the future.


We have reserved 10,000,000 shares of our common stock for use in the "Aegis Assessments 2002 Stock Option Plan" and we also contemplate reserving additional shares of common stock for use in future stock option plans for our employees.

Preferred stock

Our board of directors is authorized by our certificate of incorporation to issue up to 10,000,000 shares of one or more series of preferred stock, par value $.001 per share. We offered a private placement, pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, on a "best efforts" basis, of a maximum of 200,000 shares of our Series A 8% Convertible Preferred Stock. The shares of preferred stock were offered to purchasers whom the company or its authorized agents believe are "accredited investors", as that term is defined in Rule 501 of Regulation D, and no more than 35 "non-accredited" investors who have the qualifications necessary to permit the shares of preferred stock to be offered and sold in reliance upon an exemption from the registration requirements of the Act in a transaction not involving any public offering. The purchase price for each share of preferred stock was $5.00 and the minimum number of shares which each purchaser must purchase was 500 ($2,500.00). During the period November 19, 2002 through January 30, 2003, 17,600 shares of Series A 8% Convertible Preferred Stock were issued and outstanding, held by 19 preferred shareholders. The offer terminated on or about January 30, 2003.

Summary of terms of the Series A 8% Convertible Preferred Shares:

     o The face amount of each share of the Series A 8% Convertible Preferred Shares shall increase at 8% per annum from the date of issuance, with all such increases to be cumulative and convertible in kind (prorated to each conversion date) when and as the Series A 8% Convertible Preferred Shares are converted.
     o The shares have a liquidation preference over the shares of our common stock.
     o Each share can be converted into fully paid and nonassessable shares of common stock at the earlier of (i) the date our common stock is listed on the OTC Bulletin Board or a nationally recognized exchange, or (ii) February 15, 2003.
     o Each share can be converted one or more times from its face amount ($5.00 per Share) plus any prorated 8% increase accrued at the time of conversion into fully paid and nonassessable shares of common stock at the lesser of (i) $1.00 per share of common stock, or (ii) 90% of the volume weighted average price of our common stock for the 5 trading days immediately preceding the date of conversion, but in no event less than $0.60 per share

     o Subject to mandatory conversion provisions and other requirements, conversion shall be at the election of the shareholder, provided that:
          o If the closing bid price of our common stock is not less than $3.00 for fifteen (15) consecutive trading days, we have the right to force all preferred shareholders to convert all sums (face amount and prorated cumulative dividends) into our common stock;
          o and further provided, however, that in the event of forced conversion prior to December 31, 2003, a registration statement under the Securities Act of 1933 covering the conversion shares so issuable is then in effect and current.
     o In the event the forced conversion occurs prior to the end of 12 months from issuance, each preferred share shall be credited with a minimum of 8% adjustment increase.
     o The face amount of any unconverted shares of Series A 8% Convertible Preferred Shares plus cumulative dividends will automatically convert to common stock on December 31, 2004

The shares have limited voting rights; however, the conversion shares have all the voting rights of common stock.

In the event that the board of directors decides to issue a different series of preferred stock, it may exercise its discretion in establishing the terms of such preferred stock. Our board of directors may determine the voting rights, if any, of additional series of any preferred stock being issued.

Dividend policy

We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Stock option plan

Our board of directors adopted the Aegis Assessments 2002 Stock Option Plan effective April 19, 2002. Our stockholders formally approved the 2002 Stock Option Plan on April 19, 2002 by the affirmative vote, by written consent, of 7,655,000 common shares, which constituted more than 75% of the total issued and outstanding common shares on April 19, 2002.

Summary of 2002 Plan

The following is a summary of certain provisions of the 2002 Stock Option Plan:

Administration

Either our board of directors or a committee appointed by our board of directors may administer the 2002 Stock Option Plan.

Eligibility

Options may be granted only to our directors, employees and independent contractors of the company, or of any subsidiary corporation or parent corporation of the company. Any person who has retired from our active employment, including persons who have become independent contractors, shall also be eligible to have options granted to him or her. We intend to grant options to persons who we believe are responsible for our management or our success.

Option price

The purchase price for each share of our common stock offered under the 2002 Stock Option Plan must be at least 100% of the fair market value of our common stock (if the option is an incentive stock option). If, however, we grant an incentive stock option to an individual who would, immediately before the grant, directly or indirectly own more than 10% of the total combined voting power of all of our classes of stock, the purchase price of the shares of our common stock covered by such incentive stock option may not be less than 110% of the fair market value of such shares on the day the incentive stock option is granted. If our common stock becomes listed on a national securities exchange in the United States on any date on which the fair market value is to be determined, the fair market value per share shall be the average of the high and low quotations on the day the options are granted. If there is no market price for our common stock, then our board of directors or the committee may, after taking all relevant facts into consideration, determine the fair market value of our common stock.

Exercise of options

An option holder under the 2002 Stock Option Plan may exercise his or her option in whole or in part as provided under the terms of the grant. An option holder may not exercise any option after the option holder ceases to be one of our employees except in the case of disability or death. Our board of directors or the committee may, however, extend the right to exercise, or accelerate the right to exercise, any option granted. Incentive options shall not be exercisable after the expiration of 5 years from the date of grant unless the grantee owns 10% or more of the combined voting power or all classes of our stock, in which case options shall expire 3 years from the date of grant. If an option holder dies while in our employ and the option holder has not fully exercised his or her options, the options may be exercised in whole or in part at any time within one year after the option holder's death by the executors or administrators of the option holder's estate or by any person or persons who acquired the option directly from the option holder by bequest or inheritance.

Acceleration and exercise upon change of control

In the event of a change in control of the company, the committee may determine that all of the outstanding options shall immediately become exercisable.

Payment for option shares

An option holder may exercise his or her options by delivering written notice to us at our principal office setting forth the number of shares with respect to which the option is to be exercised, together with cash or certified check payable to us for an amount equal to the option price of such shares. We may not issue any shares underlying an option grant until full payment has been made of all amounts due. We will deliver a certificate or certificates representing the number of shares purchased as soon as practicable after payment is received. Our board of directors or the committee may, in its discretion, permit the holder of an option to pay all or a portion of the exercise price by a promissory note, or otherwise pay the exercise price by compensation for services rendered to the company.

Termination of the 2002 Stock Option Plan

The 2002 Stock Option Plan will terminate on December 1, 2007, unless our board of directors terminates the 2002 Stock Option Plan prior to its expiration date. Any option outstanding under the 2002 Stock Option Plan at the time of termination shall remain in effect until the option is exercised or expires.

Transferability of options

An option holder may not assign any option under the 2002 Stock Option Plan other than by will or the laws of descent and distribution.

Issuance and reservation of shares

The chart above specifies aggregated information regarding the issuance of all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders.


We have issued options to purchase an aggregate of approximately 3,085,000 shares of our common stock. We have reserved a total of 10,000,000 shares of our common stock for issuance under the 2002 Stock Option Plan.

------------------------------- ----------------------- -------------------------- ----------------------------------------------
                                 Number of securities       Weighted-average       Number of securities remaining available for
Plan category                     to be issued upon         exercise price of        future issuance under equity compensation
                                     exercise of          outstanding options,       plans (excluding securities reflected in
                                 outstanding options,      warrants and rights                      column (a))
                                 warrants and rights


                                        (a)                        (b)                                  (c)
------------------------------- ----------------------- -------------------------- ----------------------------------------------
Equity compensation plans
approved by security holders       3,085,000 common               $0.23                       6,915,000 common shares
                                        shares
------------------------------- ----------------------- -------------------------- ----------------------------------------------

Equity compensation plans not            N/A                       N/A                                  N/A
approved by security holders
------------------------------- ----------------------- -------------------------- ----------------------------------------------

Total                              3,085,000 common               $0.23                       6,915,000 common shares
                                        shares
------------------------------- ----------------------- -------------------------- ----------------------------------------------

Interest of named experts and counsel

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

In April, 2002, we issued 400,000 shares of our common stock to MC Law Group for legal services rendered totaling $4,000, which was the fair market value of the services we received on the date the services were performed.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Sixth of our Certificate of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article III Section 17 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements

We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization within last five years

Transactions with promoters

In February 2002, we issued 10,000,000 shares of our common stock in exchange for services related to our incorporation and initial business activities. In July 2002, our board of directors determined that we had not received consideration for the issuance of 1,650,000 of those shares of our common stock, and we canceled those shares, leaving 8,350,000 common shares issued to founders, valued at $8,350. The founders' shares were valued at par value, or $.001 per share, which represented the fair market value of our stock on the date of issuance.

The following individuals were issued founders' shares for the services indicated:

     o Eric Johnson, our president, chief executive officer and chairman, received 3,550,000 shares of our common stock for initial capitalization and services related to our incorporation. Specifically, Mr. Johnson assisted in the initial incorporation and helped formulate our business plan. His shares were valued at $.001 per share.
     o Mr. King, a member of our board of directors, received 3,405,000 shares of our common stock for services related to our initial incorporation including assisting in the formulation of our business plan and product development. His shares were valued at $.001 per share.
     o Mr. Reincke received 800,000 shares of our common stock for services related to our initial incorporation including assisting in the filing documents related to our incorporation, general office duties, and formulation of our business and marketing plans. His shares were valued at $.001 per share.
     o Mr. Farquhar received 500,000 shares of our common stock for his services related to incorporation including the formulation of our marketing plans and the determination of our initial start-up costs. His shares were valued at $.001 per share.
     o Robin J. Gamma was issued 20,000 shares of our common stock for secretarial and administrative services performed during our inception.
     o Corree Larsen was issued 20,000 shares of our common stock for secretarial and administrative services performed during our inception.
     o Richard Kitynsky was issued 50,000 shares of our common stock for helping to formulate our business plan and provided expertise relating to vulnerability assessments and military communications which helped in product development.
     o Daniel Hiliker was issued 5,000 shares of our common stock for software development services performed during our inception.

Description of business

We incorporated the business on January 16, 2002 as a Delaware corporation. Although the company was not incorporated until January 2002, the idea for our company began in or around January 2001 when Eric Johnson, our president, chief executive officer and a member of our board of directors, and Joseph King, a member of our board of directors, first discussed the possibility of forming a company to provide vulnerability assessments and emergency communications systems to schools and government facilities. The original goal was to improve public safety emergency communications and allow seamless communication between police, fire fighters and emergency medical personnel responding to an emergency at a school or other government facility. Mr. Johnson and Mr. King spent approximately one year conducting research to determine whether their business idea was viable. Mr. King and Mr. Johnson determined that developing a system that could be utilized by the military was a more workable alternative. As they discussed the development of the Aegis SafetyNet,(TM) system, it became apparent that there were significant military and law enforcement applications for this system. Our focus is now on developing those military and law enforcement applications.

We have no revenues and minimal assets and we have incurred losses since our inception. To date we have relied solely on the sale of our equity securities to fund our operations. We have designed a wireless command and control communications system, the Aegis SafetyNet,(TM) which we believe can be used by law enforcement in their day-to-day operations, as well as by specially trained hazardous material teams, collapse search and rescue units, bomb squads, and police tactical units such as Special Weapons Teams. The Aegis SafetyNet(TM) creates a unique platform allowing law enforcement and emergency response teams compatible communications during crisis situations. SafetyNet(TM) allows law enforcement and emergency responder's direct and immediate communication between all relevant agencies.

Mission statement

The purpose of the Aegis SafetyNet(TM) is to save lives. Through SafetyNet(TM) we can deliver time-critical information to agencies and municipalities in crisis situations when they need this information the most.

Market description

According to the National Strategy for Homeland Security published by the White House in July 2002, there are deficiencies in the communications systems used by states and municipalities throughout the country, and most state and local emergency first responders (police, fire fighters and emergency medical technicians) do not use compatible communications equipment. From one disaster to the next - plane crashes, fires and now terrorism - antiquated communications systems and dangerously overcrowded emergency radio frequencies have hampered rescue efforts and, experts say, will again. The Aegis SafetyNet(TM) provides the solution and allows communication between agencies and departments that, until now, have not been able to communicate effectively with each other.

The National Strategy for Homeland Security also recognizes that, although American information technology is the most advanced in the world, our country's information systems have not adequately supported the homeland security mission. Databases used for federal law enforcement, immigration, intelligence, public health surveillance, and emergency management have not been connected in ways that allow emergency responders access to the information they need, when they need it. The National Strategy for Homeland Security indicates that the benefits of building first responder capability are immediate and widespread - making the nation safer from terrorist attacks while also bolstering everyday response capabilities. Through a combination of its proprietary software and hardware, the Aegis SafetyNet(TM) provides a solution to this problem.

Marketing Plan

We plan to commercially exploit our intellectual properties and technology by:
     o Licensing our SafetyNet(TM)software to law enforcement agencies for a setup fee and yearly license fee per law enforcement agency
     o Licensing our SafetyNet(TM)software to military and quasi-military agencies for a setup fee and yearly license fee per agency
     o "Ruggedizing" laptop computers and PDAs and selling them to any agency utilizing our SafetyNet(TM) software
     o Purchasing, packaging (under a private label), and reselling state-of-the-art wireless video cameras and transmitters compatible with our SafetyNet(TM) software. Because camera and sensor technology continues to evolve and improve, we plan to offer "best of breed" wireless camera and sensor systems to parties licensing our SafetyNet(TM) software. We may be able to enter into strategic distribution relationships with manufacturers of wireless cameras and other wireless sensors (for example, motion detectors) which can be integrated into the SafetyNet(TM) system
     o Entering into software licensing or distribution agreements with private security enterprises which can apply our software to create information-sharing platforms outside of law enforcement and military applications (for example, a private security company may use our system to provide crowd control and security at special events like outdoor concerts)

     o Providing data archiving and retrieval services for information recorded on the SafetyNet(TM) system (for example, if our SafetyNet(TM) system records and stores video from the arrest of a barricaded suspect by a law enforcement agency, that agency may elect to archive the video itself or, in the alternative, may contract with us to archive and retrieve the material when necessary)


Because our system consists of both hardware and software components, we may license our SafetyNet(TM) software as an independent program to various law enforcement or government agencies. We can also sell an integrated system, which may include wireless video cameras, wireless transmitters, batteries, PDAs, ruggedized laptops, and other hardware which our customers might already own and which can be integrated into the SafetyNet(TM) system (for example, existing security video systems already installed at a port or other facility).


As of the date of this prospectus, we have not entered into any written contracts with the Los Angeles County Sheriff's Department. During our preliminary discussions with the Los Angeles County Sheriff's Department, we have been informed that they would prefer that the hardware component of any system they purchase consist of commercial off-the-shelf cameras, transmitters and batteries, because those components are most likely to be damaged during law enforcement operations, and low cost and ease of replacement of those components are essential. We believe that virtually all makes and models of off-the-shelf laptops and PDAs are compatible with our system, but we are currently working with Sony laptops and Hewlett Packard on a ruggedized tablet PC. We have not entered into any agreements with any wireless video suppliers or computer hardware suppliers; however, we have joined the Security Industry Association, the leading trade organization for manufacturers and service providers in the electronic security industry, which potentially provides us access to a wide variety of established hardware manufacturers.


The President's First Responder Initiative provides that the Federal Emergency Management Agency will implement a simple and streamlined procedure designed to speed the flow of funds to state and local governments to purchase, among other things, communications equipment and systems.

Who are our potential customers?

Our system has both military and law enforcement applications.

We are currently working with the Los Angeles Sheriff's Department Special Enforcement Bureau to test, develop and implement a prototype command and control system which will, among other things, allow video transmissions and voice communications from a crime scene to subordinate and superior commands and provide surveillance capabilities from vantage points that would otherwise be dangerous or conspicuous. A functional system will increase situational awareness for effective crisis decision making at all levels of tactical operations. For fiscal year 2003, the president budgeted $37.7 billion for homeland security activities. $3.5 billion of this has been allocated by the federal government to pay for new equipment and training for the nation's "first responders" - police officers, fire fighters and medical personnel. Our Aegis SafetyNet(TM) system meets this need. We believe our communications system can be used by law enforcement in their day to day operations, as well as by specially trained hazardous material teams, collapse search and rescue units, bomb squads, and tactical units such as Special Weapons and Tactics, or SWAT, teams.

The Department of the Army, Special Forces Command has requested that an Integrated Concept Development Team ("ICDT") be established with us to develop, plan and execute security initiatives for Department of State facilities abroad. This initiative will explore emerging technologies to provide command and control and counter-terrorism elements in the United States Army Special Forces (Airborne) with the most modern command and control technologies available.

SafetyNet(TM)

SafetyNet(TM) is a command and control communications system which meshes modern wireless and sensor technologies with our proprietary software. Our system can be used in many day-to-day emergency situations, such as:

     o    coordinating the service of arrest warrants by law enforcement
     o    responding to hazardous material spills on highways
     o coordinating agency responses to natural disasters, such as earthquakes and storms (which often destroy existing communications systems)
     o    command and control oversight for brush fires and wildfires

Our intellectual property currently consists of our SafetyNet(TM) software, the design specifications for a ruggedized laptop personal computer to be used in the wireless network surrounding our mobile command post, and the design specifications for a "ruggedized" (covered with clear plastic on the face and encased in high-impact plastic casing) personal digital assistant ("PDA") which can be operated by an emergency responder in the field (for example, a police officer or fire fighter) without a stylus and which can be operated even if the user is wearing gloves. We do not anticipate manufacturing either the laptop personal computer or the PDA; however, we may purchase existing hardware, subcontract to have that hardware ruggedized and resell the ruggedized hardware as part of our SafetyNet(TM) package. We believe that virtually all makes and models of off-the-shelf laptops and PDAs are compatible with our system, but we are currently working with Sony laptops and Hewlett Packard on a ruggedized tablet PC. We will not manufacture any of the cameras or sensors but we may purchase and resell cameras and sensors which can be integrated into the SafetyNet(TM) system, including taking off-the-shelf video cameras and transmitters and "ruggedizing" them. We have entered into discussions with Omnica Corporation, located in Irvine, California, to ruggedize these off-the-shelf items for us on a subcontract basis. Omnica specializes in military and medical customized product and prototype development. We have also registered the trademark "Aegis SafetyNet(TM)" with the California Secretary of State. The term of registration extends to and includes July 9, 2012. We do not have any patents, licenses or royalty agreements.

The PDA will allow the user to view information, including streaming video from an emergency site, and to communicate by email and instant messaging with other emergency responders and with the field command post information officer on the SafetyNet(TM) laptop personal computer. By delivering relevant commands and data directly to emergency responders' PDAs, the field commander at the field command post can effectively coordinate police, fire fighters, emergency medical technicians, and other emergency responders.

The SafetyNet(TM) software is a software solution that enables wireless data communication between an information officer at a field command post and emergency responders' PDAs. SafetyNet(TM) software also allows the field command post information officer to communicate with command and control personnel at an emergency operations center (EOC) far removed from the actual emergency site, and allows the EOC to invite subject matter experts and other relevant agencies to login to a secure website where they can share information.

Benefits of our SafetyNet(TM) technology

Our technology:

     o    Is the eyes and ears of emergency professionals
     o    Is the platform for information sharing between agencies and experts
     o    Is jurisdiction agnostic
     o Dramatically improves first responder preparedness for incidents and disasters
     o Is built on open standards and can be integrated with existing video security and communications systems to provide real-time video and data
     o    Improves public safety emergency communications
     o Allows seamless communication among police, fire fighters and emergency medical personnel responding to an emergency

How SafetyNet(TM) operates


(Aegis SafetyNet Diagram)







Emergency responders arriving at the scene deploy compact high performance cameras (which can be color, black and white, infrared, or combinations) and sensors (for example, motion detectors). Each camera or sensor is housed with its own battery and a wireless transmitter. Data from the cameras and sensors, including streaming video, is transmitted to a mobile command post which is typically several hundred yards to a mile from the scene. The information received at the mobile command post is then transmitted, via satellite, to an Emergency Operations Center, or EOC. The SafteyNet(TM) allows command and control personnel at the EOC to quickly download highly dense information files from several miles away. Critical information, including streaming video, can be viewed on a laptop or PDA device. The commander at the EOC can notify other relevant agencies and subject matter experts to login to the SafetyNet(TM) website with a special access code. By providing an information sharing platform, decision makers at all relevant agencies share common situational awareness. This will allow decision-makers to access the most up-to-the-second information available from the crisis site itself and also promotes coordination between police, fire fighters and emergency medical personnel.

Our system uses a combination of 3 wireless technologies:

     o An 802.11b wireless network surrounds the mobile command post. This wireless network links laptop computers to the mobile command post. 802.11b, which is also sometimes referred to as "Wi-Fi", is the name of a particular specification for wireless networking from an industry group, the IEEE Standards Association. "802" is the designation for Local Area and Metropolitan Area Networks standards (LAN/WAN). Within that, "802.11" is the designation for Wireless LAN. "802.11b" is a particular version of Wireless Lan.

     o The cameras and transmitters generally operate within reserved spectrum devoted to local and federal law enforcement and/or military. These cameras and transmitters are not available to the public; however, because we are currently working with law enforcement and military agencies, we have access to these cameras and transmitters. Because we have designed the SafetyNet(TM)to be interoperable with existing video systems which may currently be in use by law enforcement, the SafetyNet(TM)software will accept camera systems which operate in the public domain 900MHz or 2.4 GHz spectrum (our software provides interoperability by exposing an open interface for outside systems to connect to). We also use reserved spectrum to transmit information back to the emergency responders at the scene.

     o The third wireless technology used in the SafetyNet(TM)is the transmission from the mobile command post to the EOC through the existing ISDN satellite networks, which transmits data at 128 KB per second and allows a connection from anywhere in the word (ISDN stands for Integrated Services Digital Network). Several ISDN satellite networks are available commercially to the public and allow the transmission of highly dense information files. While the minimum requirement for video transmission is typically 64 KB per second, 128 KB per second capacity allows the transmission of real-time highly dense information such as streaming video data. There are a few seconds of lag time, or latency, between transmission of video data from the camera through the satellite to a broadband Internet connection at the EOC.

There are 3 basic software elements which, together, comprise the SafetyNet(TM) software:

     o    Mobile Command Post (MCP) software
     o    Emergency Operations Center (EOC) software
     o    Personal Digital Assistant (PDA) software

Our MCP software coordinates streaming information over the satellite network and pushes information from the mobile command post information officer to first responders over their PDAs at the emergency site. It also provides local scene command and control capabilities and reach-back capability over the satellite link to various off-site information sources (for example, supervisors at the EOC, other law enforcement agencies, and subject matter experts). The MCP software allows the information officer to browse the Internet and to send and receive text messaging.

The EOC software provides web-based access to EOC personnel and outside subject matter experts and agencies that are granted secure and encrypted access by the EOC over the public Internet. The EOC software is a server-based system that archives video information collected during an emergency situation for use as evidence (in the case of a crime) or for further analysis and training purposes.

Our PDA software is currently still in development and will not be used in the first release of SafetyNet(TM). We anticipate that the PDA software will allow emergency responders on site to access the Internet and interact with the EOC.

The Aegis SafetyNet(TM) is secure:

     o We use encryption - a combination of WEP (wireless encryption protocol) and IPSEC (Internet Protocol security, which is a protocol for negotiating encryption and authentication at the IP (host-to-host) level; IPsec encrypts everything between two hosts). On the 802.11b wireless network, we use WEP and IPSEC on a limited basis; over the ISDN satellite network we use IPSEC exclusively. Video data from our camera link currently is not encrypted, although we are working on an encryption solution. We elected to transmit unencrypted video because in interviews with law enforcement, the encryption feature is not a requirement. Moreover, encryption adds additional latency (more of a time lag between what the camera sees and what someone at the EOC would see) to the video and creates unnecessary complications with respect to interoperability with existing equipment.

The Aegis SafetyNet(TM) is reliable:

     o Our system is reliable because we will use existing, dependable satellite systems that are currently available, and proven encryption technology.

The Aegis SafetyNet(TM) is scalable:

     o The term "scalable" means "able to be changed in size or configuration to suit changing conditions". For example, a company that plans to set up a client/server network may want to have a system that not only works with the number of people who will immediately use the system, but the number who may be using it in one year, five years, or ten years. Our system is scalable because it is based on the bandwidth available over currently available global mobile satellite communications, and because it is based on Internet access. Commercial providers of satellite networks continue to increase their capabilities. For example, one available satellite service provider, Inmarsat, is currently expanding its satellite capabilities by building additional satellites. The job of these new satellites will be to support Inmarsat's new Broadband Global Area Network (B-GAN), to be introduced in 2004 to deliver Internet and intranet content and solutions, video on demand, videoconferencing, fax, e-mail, phone and LAN access at speeds up to 432kilobytes per second almost anywhere in the world. B-GAN will also be compatible with third-generation cellular systems. The satellites will be 100 times more powerful than the present generation and B-GAN will provide at least 10 times as much communications capacity as today's Inmarsat network.
     o In addition to the tremendous broadband capacity currently available via satellite, and the expansion of that capability, our system provides additional scalable features. The data transmission received by the EOC is provided to the various other law enforcement agencies and subject matter experts by a scalable, fault tolerant, highly available server array.

     o A screen shot of the SafetyNet (TM) Mobile Command Post Master Control Panel looks like this:

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

An information officer at the mobile command post can use the touchscreen to access any of the available cameras and sensors; can freeze-frame images caught on video; can access wireless helicopter cameras; can record and archive video and other data from an emergency event; and can then determine if the emergency event can be handled at the scene or if it is necessary to notify the EOC and invite other law enforcement agencies to participate.

Market overview

The Homeland Defense budget includes $360 million to develop a wireless program that will give first responders priority access to cellular phone coverage during emergencies. We plan to integrate our system to be compatible with the federal government's proposed first responders' wireless program. Even before the war on terrorism sparked billions of dollars in new government information technology spending proposals, the government information technology industry was growing significantly.

According to a report generated by Federal Sources, Inc., a Virginia market research firm, which was published in Federal Sources, Inc.'s Federal Outlook report which appeared in an article dated May 6, 2002, entitled "9th Annual Top 100 Federal Prime Contractors" published on Washington Technology's website found at www.washingtontechnology.com, many industry observers now predict that the information technology government market will grow by nearly 10% from $48.5 billion in 2002 to $53.1 billion in 2003. Industry executives predict three major trends will shape the federal market in the next year:

     o Foremost is homeland security, the most visible driver behind many projects today.
     o    Second, government integrators are looking to find strategic partners.
     o Third, there will be an aggressive environment for acquisitions and mergers, which will enable existing IT providers to obtain the required manpower and skills to compete for increasingly large and complex government IT projects.

Spending by category proposed in the Homeland Defense federal fiscal Year 2003 budget relating to our business

     o $3.5 billion, for the nation's "first responders" police, firefighters and emergency medical technicians. The funding will help pay for new equipment, and training, based on what states, cities and counties agree they need in order to implement their anti-terrorism plan.

     o $11 billion for border security. According to the Security Industry Association's Homeland Security Advisory Council's Border Security Advisory, published in November 2002, there are over 130 points of entry along the northern border with Canada covering a distance of 5,657 miles. The U.S./Canadian border is the world's busiest, with over 36,500 trucks and 665,000 travelers crossing the border on a daily basis. In the south, the U.S./Mexican border stretches over a 2,062 mile distance, with over 12,000 trucks and 800,000 travelers crossing daily at over 30 points of entry. Much of our northern and southern borders are open to access and remain vulnerable to terrorists seeking to gain entry into our country or to smuggle devices to be used in terrorist activities over our borders. In preventing illegal access to our country, border patrol officers must often coordinate their activities with federal and local law enforcement agencies and could use our system to communicate and share information with those agencies.

     o $700 million to improve intelligence-gathering and information-sharing between agencies and throughout all levels of government. (Source:
          2003 fiscal year budget proposal).

The funds allocated in President Bush's proposed fiscal 2003 budget will be distributed by the Federal Emergency Management Agency through grants to state and local governments. We intend to work with local law enforcement agencies to develop their budget proposals for our training and equipment, and, in that regard, we intend to apply for available grants.

Our competition - the private sector gets involved

As the government and private industry become increasingly concerned with security issues, the security and anti-terrorism industry has grown accordingly. Competition is intense among a wide ranging group of product and service providers, most of which are larger than us and possess significantly greater assets, personnel, sales and financial resources, but most of which, we believe, specialize in only one or two products or product lines or sales to a limited number of the industries which comprise the market for security products. Our major competitors in the development of a command and control data communications system for law enforcement and the military include:

     o CGI. Founded in 1976, CGI is the fourth largest independent information technology services firm in North America and has approximately 14,6000 employees. CGI provides IT services and business solutions to more than 3,000 clients worldwide from more than 60 offices worldwide. CGI provides the full range of IT services including consulting, systems integration and the management of business and IT functions. The company's primary focus is large scale systems integration and outsourcing contracts. CGI targets niche markets where it has developed specialized expertise - financial services and telecommunications which are its two largest sectors, plus manufacturing to retail value chain, government including the healthcare sector, as well as public utilities and services. CGI is developing a wireless communication solution for law enforcement which they call the Electronic Strategic Intervention Device, or eSID. eSID combines wireless handheld technology with encrypted digital video surveillance and a secure mobile intranet. While eSID combines wireless technologies with Internet access, we believe it is not as compact as our system and is far more expensive than our system. We intend to compete with CGI by making our system easier to use, easier to setup and move, less expensive, and more user-friendly.

     o The Domestic Emergency Response Information Service, derived from the National Institute for Urban Search and Rescue's XII (Extreme Information Infrastructure) program, has been integrated by Adroit Systems Incorporated, along with RoseTel System Corp. It uses currently available technology in conjunction with a secure Internet portal to allow multiple users - with different protocols, different systems, and different means of network connectivity - to access the latest information and communicate directly with each other in real time using voice, video, email and facsimile. While it has some of the same features of our command and control system, it is difficult to deploy because it relies upon fiber optic lines and fixed transmitters mounted on tall buildings. The National Institute for Urban Search and Rescue is a non-profit organization dedicated to improving the nation's readiness capability to respond to natural and man-made disasters and is, therefore, not a direct competitor.

Even before the September 11, 2001, attacks, various agencies were working with our competitors on security projects, but many of those are now getting a higher priority, and some are even being refocused to combat terrorism. For example,

SI International Inc., located in Vienna, Virginia, was already working on a wireless solution that would transmit data to Customs Service inspectors working at airports when the September 11, 2001, attacks made such solutions a priority. Although the original intent of the project was to aid inspectors looking for drugs and other contraband, anti-terrorism applications have now been added. Using handheld devices and a secure wireless network, the inspectors will have access to databases from the Department of Justice, the Immigration and Naturalization Service and the airlines.

Even though we are a new company, we believe we can successfully compete with established companies like CGI, Boeing, and SI International, Inc. because we are spending significant time interviewing law enforcement personnel to determine their specific needs for a command and control system. The common complaint we have heard from law enforcement agencies is that large Department of Defense contractors like our competitors typically attempt to market products designed for the military to law enforcement without modifying those products for law enforcement applications. Large Department of Defense contractors have a reputation in law enforcement circles for trying to "dump" these products on law enforcement.


Research and Development. From inception through March 14, 2003, we have not expended any funds on what can be considered research and development activities relating to our SafetyNet(TM) system.

Our Employees
-------------


We currently have 4 full-time employees: three of our officers, Eric Johnson, Richard Reincke and Robert Alcaraz; and a full-time software code writer, whom we hired effective December 16, 2002. In addition to our full-time employees, George Farquhar and Joseph King currently provide administrative and advisory services similar to those which would be provided by part-time employees but they do not receive any compensation from us for those services. Joseph Grillo is not currently an employee but he provides consulting services to us relating to marketing and product development. A copy of Mr. Grillo's consulting agreement has been filed as an exhibit to our registration statement. Mr. Alcaraz began full-time employment with us effective January 1, 2003. A copy of his employment agreement has been filed as an exhibit to our original registration statement filed with the Securities and Exchange Commission on October 9, 2002.


Management's discussion and analysis of financial condition and results of operations

Liquidity and capital resources

We were incorporated on January 16, 2002 and two of our officers and directors, Eric Johnson and Richard Reincke, have paid approximately $30,000 in expenses incurred by the company from inception through September 15, 2002. However, we have not received any commitments or guarantees from Mr. Johnson, Mr. Reincke or any of our other officers or directors to fund any additional capital needs we may have in the future. Our other material cash expenditures have been general and administrative expenses, including payroll expenses. From inception (January 16, 2002) to October 31, 2002 we accumulated a deficit of $325,743. Our only current sources of capital are cash at October 31, 2002 of $10,070 and the sale of our equity securities. We will not receive any of the proceeds of this offering. We will require additional financing to complete our business plan. Specifically, as of March 1, 2003, we had $22,238.76 in cash resources. We have raised a total of $88,000 from the sale of our preferred stock to date. We believe that we need to raise approximately $1,550,000 over the next twelve months to fully fund our business plan. We do not have any commitments for the $1,550,000 we will need to fully implement our business plan over the next 12 months. We may attempt to raise such funds through additional offerings of our common or preferred stock. We may also attempt to raise the necessary funds through entering into strategic business relationships or from venture capital resources. We cannot guarantee that we will be able to raise any additional funds over the next 12 months.

We raised additional capital through an offer of a series of preferred stock designated Series A 8% Convertible Preferred stock. We are offering a private placement, pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D, on a "best efforts" basis, of a maximum of 200,000 shares of our Series A 8% Convertible Preferred Stock for a total offering of $1,000,000. Expenses of the offering were approximately $2,500 for travel expenses and $500 in printing and copying costs. The shares of preferred stock were offered to purchasers whom the company or its authorized agents believe are "accredited investors", as that term is defined in Rule 501 of Regulation D, and to no more than 35 "non-accredited" investors who had the qualifications necessary to permit the shares of preferred stock to be offered and sold in reliance upon an exemption from the registration requirements of the Act in a transaction not involving any public offering. The purchase price for each share of preferred stock was $5.00 and the minimum number of shares which each purchaser must purchase was 500 ($2,500.00). The offer commenced on or about October 15, 2002, and terminated on or about January 30, 2003.

We may have potential rescission liability due to our sale of Series A 8% Convertible Preferred Stock. A substantial number of claims for rescission will significantly hinder our ability to continue operations because we do not have sufficient funds to pay such claims. In the period November 19, 2002 through January 30, 2003, we sold 17,600 shares of our Series A 8% Convertible Preferred Stock. The aggregate amount of the securities sold was $88,000. Specifically, we sold, and have issued, shares of our Series A 8% Convertible Preferred Stock to 14 investors in Utah, 3 investors in Washington, 1 investor in Arizona and 1 investor in Indiana pursuant to Rule 506 of Regulation D. The Securities and Exchange Commission has notified us that they consider the convertible preferred stock to be equivalent to common shares of our stock and that the filing of a Registration Statement on Form SB-2 appears to render unavailable our reliance upon the Rule 506 exemption from the registration and prospectus delivery requirements of the Securities Act of 1933. As a result, we may be exposed to potential rescission liability for the return of each purchaser's investment plus 8% per annum from the date of their investment. A substantial number of claims for rescission will significantly hinder our ability to continue operations because we do not have sufficient funds to pay such claims. Depending on the state within which the particular investor resides, we remain at risk for one to five years after either the date the purchaser knew or reasonably should have known about the facts that are the basis for the rescission or from the date of the alleged violation. A substantial number of claims for rescission will significantly hinder our ability to continue operations as we do not have sufficient funds to pay a large number of requests for rescission.

Summary of terms of the Series A 8% Convertible Preferred Shares:

     o The face amount of each share of the Series A 8% Convertible Preferred Shares shall increase at 8% per annum from the date of issuance, with all such increases to be cumulative and convertible in kind (prorated to each conversion date) when and as the Series A 8% Convertible Preferred Shares are converted.
     o The shares have a liquidation preference over the shares of our common stock.
     o Each share can be converted into fully paid and nonassessable shares of common stock at the earlier of (i) the date our common stock is listed on the OTC Bulletin Board or a nationally recognized exchange, or (ii) February 15, 2003.
     o Each share can be converted one or more times from its face amount ($5.00 per Share) plus any prorated 8% increase accrued at the time of conversion into fully paid and nonassessable shares of common stock at the lesser of (i) $1.00 per share of common stock, or (ii) 90% of the volume weighted average price of our common stock for the 5 trading days immediately preceding the date of conversion, but in no event less than $0.60 per share
     o Subject to mandatory conversion provisions and other requirements, conversion shall be at the election of the shareholder, provided that:
          o If the closing bid price of our common stock is not less than $3.00 for fifteen (15) consecutive trading days, we have the right to force all preferred shareholders to convert all sums (face amount and prorated cumulative dividends) into our common stock;
          o and further provided, however, that in the event of forced conversion prior to December 31, 2003, a registration statement under the Securities Act of 1933 covering the conversion shares so issuable is then in effect and current.
     o In the event the forced conversion occurs prior to the end of 12 months from issuance, each preferred share shall be credited with a minimum of 8% adjustment increase.
     o The face amount of any unconverted shares of Series A 8% Convertible Preferred Shares plus cumulative dividends will automatically convert to common stock on December 31, 2004
     o The shares have limited voting rights; however, the conversion shares have all the voting rights of common stock.



The following chart specifies the number of preferred shares sold, the identity of the purchasers and amount paid for our preferred stock as of March 14, 2003:


----------------------- ------------------------- -------------- ------------------- -----------
Name of  Series  A 8%   Address                   Total Shares   Date of Purchase    Price
Convertible Preferred                             Purchased                          Paid for
Shareholder                                                                          Shares
----------------------- ------------------------- -------------- ------------------- -----------
Chase and Lisa Hoonan   2141  Condon  Way  W.,    2,000          Nov. 19, 2002       $10,000
as joint tenants        Seattle, WA 98199         1,000          Dec. 18, 2002       $5,000
----------------------- ------------------------- -------------- ------------------- -----------
W. A. Nelson Group,     7604 E.  Tucson  Road,    1,000          Nov. 19, 2002       $5,000
Inc.                    Scottsdale, AZ 85258
----------------------- ------------------------- -------------- ------------------- -----------
Shane L. Belnap         5614  S.  6700  West,       500          Nov. 27, 2002       $2,500
                        Hooper, UT 84315
----------------------- ------------------------- -------------- ------------------- -----------
Jared Clingo            298 S. Palisade  Drive,   1,100          Nov. 27, 2002       $5,500
                        Orem, UT 84097
----------------------- ------------------------- -------------- ------------------- -----------
Thomas Allred           134  W.  1090  North,       600          Nov. 27, 2002       $3,000
                        Orem, Ut 84957
----------------------- ------------------------- -------------- ------------------- -----------
Kevin Dale Spradlin     889  N.   600   West,       500          Nov. 27, 2002       $2,500
                        Pleasant Grove, UT 84062  1,500          Dec. 13, 2002       $7,500
----------------------- ------------------------- -------------- ------------------- -----------
Corey L. Games          1415  E.  Center  Creek     500          Nov. 27, 2002       $2,500
                        Dr.,  Heber  City,  UT
                        84032
----------------------- ------------------------- -------------- ------------------- -----------
Scott C. Bland          1099  N.  100   East,     2,000          Nov. 27, 2002       $10,000
                        American Fork, UT 84003
----------------------- ------------------------- -------------- ------------------- -----------
Gordon D. White         1086  W.  600  South,       500          Nov. 27, 2002       $2,500
                        Orem, UT 84058
----------------------- ------------------------- -------------- ------------------- -----------


                                       36


Michael Coles           9930 North  Wildflower      500          Nov. 27, 2002       $2,500
                        Circle, Cedar Hills, UT
                        84062
----------------------- ------------------------- -------------- ------------------- -----------
Jason M. McDonald       737  N.  1000   East,     1,000          Nov. 27, 2002       $5,000
                        Provo, UT 84606
----------------------- ------------------------- -------------- ------------------- -----------
Gary M. Langmeyer       3600 E.  34th  Avenue,    1,000          Dec. 2, 2002        $5,000
                        Hobart, IN 46342
----------------------- ------------------------- -------------- ------------------- -----------
Brent Larson            3430  W.  7260  South,    1,000          Dec. 6, 2002        $5,000
                        West Jordan, UT 84084
----------------------- ------------------------- -------------- ------------------- -----------
Devron B. Larson        882 N. 1600 West,           800          Dec. 6, 2002        $4,000
                        Pleasant Grove, UT 84062
----------------------- ------------------------- -------------- ------------------- -----------
Jacob Hall              1360 Neuchatel, Midway,     500          Dec. 6, 2002        $2,500
                        UT 84049
----------------------- ------------------------- -------------- ------------------- -----------
Jacob R. Morris         50  N.   1440   East,       500          Dec. 6, 2002        $2,500
                        Springville, UT 84663
----------------------- ------------------------- -------------- ------------------- -----------

Elin Miner              874 S. 800 West,
                        Orem, UT 84053              600          Jan.2, 2003          $3,000
----------------------- ------------------------- -------------- ------------------- -----------
Michael McBride         15207 28th Ave. S.W.        500          Jan. 21, 2003        $2,500
                        Seattle, WA 98166
----------------------- ------------------------- -------------- ------------------- -----------



Results of operations

We have no revenues and minimal assets and we have incurred losses since our inception. To date we have relied solely on the sale of our equity securities to fund our operations. We will be required to pay the costs of registering the shares being offered by the selling shareholders. Those costs are approximately $26,000. This will further strain our cash resources.

Our plan of operation for the next twelve months

As of March 1, 2003, we had $22,238.76 in cash resources. We have raised a total of $88,000 from the sale of our preferred stock to date. We believe that we need to raise approximately $1,550,000 over the next twelve months to fully fund our business plan. We do not have any commitments for the $1,550,000 we will need to fully implement our business plan over the next 12 months. We may attempt to raise such funds through additional offerings of our common or preferred stock. We may also attempt to raise the necessary funds through entering into strategic business relationships or from venture capital resources. We may also attempt to raise the necessary funds through applying for government grants or attempting to negotiate sole source contracts directly with federal, state or local government agencies, including but not limited to law enforcement agencies. We have not obtained any government contracts at the present time nor do we have an commitments for the funds we will need to fully implement our business plan over the next 12 months. We cannot guarantee that we will be able to raise any additional funds over the next 12 months.

The $1,550,000 will be allocated as follows:

     o Approximately $100,000 in general and administrative expenses, including office expenses;
     o    Approximately $300,000 for sales and marketing expenses;
     o    Approximately $50,000 for legal and accounting services;
     o Approximately $600,000 in employee expenses, including taxes and insurance, to pay our officers' salaries and employment taxes (our officers are currently deferring their compensation because we lack sufficient funds to pay them) and additional employees we contemplate hiring if sufficient funds are available. This would include the additional expenses of entering into an employment agreement with George Farquhar. If we do not raise sufficient funds, we will not be able to enter into an employment agreement with Mr. Farquhar; and
     o Approximately $500,000 will be allocated to refining our computer hardware and video components, including ruggedizing our components (which includes waterproofing and the production of machined metal or hard plastic casings for cameras and transmitters) and paying engineering and software development fees relating to the design of our ruggedized laptop computer and PDA components of the SafetyNet(TM) and the further development of our software.

During the next twelve months we intend to focus on completing our prototype SafetyNet(TM) and to continue beta testing our system with two county sheriff's departments in Southern California, the Los Angeles County Sheriff's Department and the Orange County Sheriff's Department, to improve, refine and adapt the software and hardware components to meet law enforcement requirements. We have an operational prototype of the SafetyNet(TM) system which demonstrates our system's ability to receive wireless video transmissions and other data from an emergency site, transmit that video and data to a mobile command post, and relay that information via satellite to an emergency operations center miles distant from the emergency site.

We do not currently have sufficient funds available to finance our operations through the next twelve months. There can be no assurance that additional funding will be available under favorable terms, if at all. We believe we currently have enough capital to allow us to pay our non-officer employee and meet our financial obligations for the next two months, but we cannot fully implement our business plan without raising additional capital.

If we do not raise sufficient capital through additional offerings of our common or preferred stock, through entering into strategic business relationships or from venture capital resources, or from government grants or government contracts, both our software development and our efforts to refine our computer hardware and video components will be significantly delayed. Specifically, we will not be able to pay engineering fees relating to the design of our ruggedized laptop computer and PDA components of the SafetyNet(TM). If we run short of funds we will defer payment of salaries to our officers so that available funds are allocated to payment of our full time employee responsible for software code-writing. We will also pay our basic operating expenses, such as lease and utility expenses, before paying our officers. Since we have not raised sufficient funds through our private placement of preferred stock, we plan to limit our product marketing and testing activities to law enforcement and government agencies located in Southern California, or which are willing to travel to Southern California, for the next few months, while contacting other law enforcement agencies on the west coast through consultants who are not receiving cash compensation for promoting our technologies. As a last resort, if adequate funds are not available, we would be required to curtail operations significantly and seek to obtain funds through entering into arrangements with collaborative partners that may require us to relinquish rights to our technologies. We might also curtail operations and seek a loan, grant or other financing, which might require us to relinquish rights to our technologies or secure the loan with rights to our technologies. We have not entered into any such negotiations and we do not have any prospect for any arrangements with collaborative partners or for a loan or a grant at this time.

We plan to focus our activities in Los Angeles and Orange Counties during the next twelve months. The City and County of Los Angeles have a formal emergency management agreement spelling out protocols and operating procedures to ensure smooth emergency response and recovery operations. This agreement was adopted by the Council of the City of Los Angeles and the Los Angeles County Board of Supervisors in 1995. Post 9-11, the Los Angeles Police Department has identified approximately 400 high risk security targets. Many of these are private sector facilities. In 1995, Los Angeles County and the City of Los Angeles formed the Terrorism Early Warning Group, and subsequently the Terrorism Working Group. Membership in this group includes representatives from the Los Angeles County Sheriff's Department, the Los Angeles County Fire Department, and other agencies. The group provides full time capability to assess and recommend responses to potential threats, and works closely with the California National Guard and the Federal Bureau of Investigation. Working with the Los Angeles County Sheriff's Department Special Enforcement Bureau and the Orange County Sheriff's Department, our research and development technical personnel are designing a prototype communications system which meets both tactical and operational needs for both day to day law enforcement activities, and for responding to terrorist attacks or potential terrorist threats.

We began our beta testing and product development with the Los Angeles Sheriff's Department ("LASD") in April, 2002. Because the core of the Aegis SafetyNet(TM) is our proprietary software, we have held monthly software development meetings with the LASD from June 2002 through the present. Aegis personnel have also observed the service of felony arrest warrants by the LASD, attended LASD Special Weapons Bureau training sessions, and met with and interviewed LASD personnel throughout the chain of command in order to develop a prototype data communications system which meets law enforcement needs and requirements. The LASD has agreed to provide, and has provided, expert consultation, specification recommendations, and logistics for field testing and evaluation. Although we submitted a written beta testing agreement to the LASD, it has not been executed by the LASD and remains under review by the LASD legal department. However, we were informed by the LASD that a written agreement was not necessary to beta test the SafetyNet(TM). On January 3, 2003, we demonstrated our software and wireless video components to the Orange County Sheriff's Department. A representative from the Los Angeles County Sheriff's Department attended that demonstration. On February 12, 2003 we conducted a test of our SafteyNet system at the Los Angeles Sheriff Department's Emergency Operations Bureau before members of the Department's Terrorism Early warning Group which confirmed our system's ability to provide real-time information to emergency responders.


Although we initially will focus on domestic law enforcement applications for the Aegis SafetyNet(TM), we also plan to demonstrate our system to the Department of the Army, Special Operations Command, and to the California National Guard. We are currently scheduling these demonstrations, which will be conducted in Los Angeles, California.

SafetyNet development and deployment timeline:

Our software is currently more than 80% completed, with most of the additional development required on the UI (user interface) portion of the software. We have also selected an engineering company, Omnica Corporation, located in Irvine, California, that we intend to subcontract with for the customized ruggedization of the video components of the system. Effective December 16, 2002, we hired a full time software developer to work in our offices to write code and complete our 1.0 version of our SafetyNet(TM) software. We anticipate that the steps we need to take to make our system ready for commercial sales are as follows:


    o   April 30, 2003 - completion of beta version 1.0 SafetyNet software.
    o   June 1, 2003 to July 31, 2003 - hardware and software integration phase.
    o April 1, 2003 - May 30, 2003 - beta testing with Orange County and Los Angeles County Sheriff's Departments.
    o   August 1, 2003 - product rollout to law enforcement agencies.



Description of property

Property held by us

As of the date specified in the following table, we held the following property:

----------------------------------- ------------------------------------
Property                                     October 31, 2002
----------------------------------- ------------------------------------
Cash and equivalents                              $10,070
----------------------------------- ------------------------------------
Property and Equipment, net                       $1,293
----------------------------------- ------------------------------------


Our facilities

Our executive, administrative and operating offices are located at 4100 Newport Place, Suite 660, Newport Beach, CA 92660. On August 19, 2002, we entered into a 5 month and 10 day lease for this premises, with an option to extend the lease month to month thereafter. We currently lease approximately 450 square feet with access to additional common areas, including a kitchen, reception area and conference room, and we renegotiated the lease effective January 1, 2003, to acquire approximately 270 additional square feet of office space and to extend the lease term through December 31, 2003. We believe our facilities are adequate for our administrative operations and for the further development of our software. We anticipate subcontracting engineering services from a design and engineering firm located in Southern California which has existing facilities for research and development activities and which specializes in design, engineering and prototype development. Although we have identified potential design and engineering firms, we have not yet engaged in any substantive negotiations nor do we have any written agreements in place.

Certain relationships and related party transactions

In February 2002, we issued 8,255,000 shares of our common stock valued $.001 per share in exchange for services related to our incorporation and initial business activities to our promoters, Eric Johnson, Joseph King, Richard Reincke and George Farquhar. We are registering a portion of the total shares held by our promoters, who are now our officers and directors.

During the period from January 16, 2002 (inception) to July 31, 2002, Eric Johnson, our president, chief executive officer and chairman of our board of directors, advanced us $22,792 for various expenses incurred in incorporating and operating our business. On August 14, 2002, we entered into a promissory note evidencing an obligation to repay $28,000 in company expenses advanced by Mr. Johnson. The note is payable on demand. Interest accrues on the unpaid principal at the annual rate of 8%. During the three months ended October 31, 2002, we repaid $12,000 to Mr. Johnson.

During the period from January 16, 2002 (inception) to July 31, 2002, Richard Reincke, our secretary, chief operating officer and one of our directors, advanced us $1,500 for various expenses incurred in incorporating and operating our business. On August 14, 2002, we entered into a promissory note evidencing a cash loan of $10,000 to the company by Mr. Reincke, our secretary, chief operating officer and one of our directors. The note is payable on demand. Interest accrues on the unpaid principal at the annual rate of 8%. During the three-months ended October 31, 2002, Mr. Reincke advanced an additional $1,500 to us.

On April 20, 2002, we entered into a consulting agreement with Vernon Briggs III for software development services. The agreement allowed us to pay Mr. Briggs 500,000 shares of the company's common stock and options to purchase additional common stock as consideration. On September 15, 2002, we agreed with Mr. Briggs to terminate his employment agreement and supersede that consulting agreement. We also entered into a settlement agreement with Mr. Briggs. The agreement provided, among other things, that Mr. Briggs would (i) receive $8,000 in cash over 60 days; (ii) retain 200,000 shares of common stock; (iii) accept the cancellation of all his stock options; and (iv) agree that we had the right, but not the obligation, to redeem Mr. Briggs' remaining 300,000 shares of common stock at $0.17 per share within the 6 month period immediately following the execution of the settlement agreement. Subsequent to executing the settlement agreement, we discovered that Mr. Briggs had fraudulently induced the company to enter into the settlement agreement by, among other things, intentionally misrepresenting that certain financial projections provided by Mr. Briggs were his work product and that such projections had taken a significant number of hours to prepare. Mr. Briggs agreed to provide business development and marketing services related to our planned products. Specifically, Mr. Briggs agreed to prepare financial projections for us. He also agreed to actively market our planned products to potential business partners and end users. Mr. Briggs represented that he had the financial acumen and business connections to assist us in advancing our business plan. We believe that Mr. Briggs misrepresented the extent of his business connections as well as the amount of time he agreed to dedicate to our business. Moreover, we believe that Mr. Briggs misrepresented the amount of time he spent on the preparation of the financial projections. Mr. Briggs never finished a complete and accurate set of financial projections nor did he perform the agreed upon marketing services. We recently rescinded the settlement agreement and cancelled Mr. Briggs' remaining shares. In regard to Mr. Briggs, we do not believe his failure to perform services for us affects our business plan. He was originally employed to serve as Vice President of Business Development. Although he failed to perform and did not develop any business for the company, we believe our plan to develop business through working with local law enforcement is progressing satisfactorily as other members of our management have performed some of the responsibilities originally assigned to Mr. Briggs. Moreover, we have entered into a Consulting Agreement (attached as an exhibit to this registration statement) with Gus Shouse whereby Mr. Shouse has agreed to provide many of the same services that were to be provided by Mr. Briggs, including, but not limited to, identifying potential partners for technology development, advising on business strategy and promoting the use of our technologies in homeland defense and other applications. We have also entered into a Consulting Agreement (attached as an exhibit to this registration statement) with David Smith to provide bookkeeping and other corporate record keeping services related to our financial affairs, as well as preparation of the financial projections.

On April 20, 2002, we entered into a consulting agreement with Eric Peacock for software development services. The agreement allowed us to pay Mr. Peacock 500,000 shares of the company's common stock and options to purchase additional common stock in lieu of cash. On August 1, 2002, we entered into an employment agreement with Mr. Peacock which provided for annual cash compensation of $96,000 for his services as our chief technology officer. On that same date, he became a director. Mr. Peacock agreed to provide software development services. Specifically, Mr. Peacock held himself out as possessing the requisite knowledge and skill to develop the software necessary to advance our product development. Mr. Peacock also promised to devote substantially all of his business time to our business. Among other things, he agreed to provide periodic updates and progress reports. He also agreed to be available to assist in product demonstrations. We believe that Mr. Peacock did not possess the acumen and experience as represented. Mr. Peacock also failed to dedicate the agreed upon time to our business. We believe that Mr. Peacock intentionally deceived us in that he convinced us that he was performing significant software development services for the company. He failed to provide the agreed upon progress reports as well as failing to communicate with our management. As a result, we recently terminated Mr. Peacock's employment agreement and cancelled all shares issued to Mr. Peacock. We also cancelled all options granted to Mr. Peacock. Moreover, Mr. Peacock was removed from our board of directors by the affirmative vote of the requisite percentage of shares entitled to vote on such matters. While Mr. Peacock's failure to perform the services for which he was hired delayed our software development for several months, we do not believe the misrepresentation and breach by Mr. Peacock will have a significant long-term affect upon our business plan because we have hired a full-time software architect and developer to replace Mr. Peacock in regard to the software development and code writing. This was required because Mr. Peacock was simply not devoting the amount of time necessary to continue the software development in a timely manner.


On August 19, 2002, we entered into a sublease for our office facilities at 4100 Newport Place, Suite 660, Newport Beach, CA 92660. That sublease was personally guaranteed by Mr. Reincke, who is our secretary, chief operating officer and one of our directors.

We retained MC Law Group to provide corporate legal services to us valued at $4,000 or $0.01 per share, in exchange for 400,000 shares of our common stock. We are registering for sale 35,000 shares of our common stock held by MC Law Group. MC Law Group will receive proceeds of $35,000 if all of MC Law Group's offered shares were sold at the proposed offering price.

Effective October 1, 2002, we entered into a consulting agreement with Robert Alcaraz for services we valued at $90,000.00. In lieu of cash compensation, we issued Mr. Alcaraz 150,000 shares of our common stock. We agreed to register those shares for resale in this registration statement. We also granted Mr. Alcaraz options to purchase 150,000 shares of our common stock at $0.30 per share with an exercise period that began on January 1, 2003 and expires January 1, 2006. The shares were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of
Section 4(2) because Mr. Alcaraz had a pre-existing personal and business relationship with Richard Reincke, the company's Chief Operating Officer and one of its directors. Moreover, Mr. Alcaraz possessed the requisite business acumen and information which would permit the issuance of stock. On September 25, 2002, we entered into an employment agreement with Robert Alcaraz. The agreement provides for a term of three years and became effective on January 1, 2003 when Mr. Alcaraz retired from the Los Angeles Sheriff's Department. Under the agreement, we were required to pay Mr. Alcaraz a monthly salary of $10,000 as well as a signing bonus of $30,000. On January 15, 2003, we entered into an addendum to the employment agreement (the addendum is attached to our registration statement as Exhibit 10.10) wherein Mr. Alcaraz agreed to accept 200,000 shares of our common stock in exchange for allowing us up to and including March 15, 2003 to begin paying Mr. Alcaraz his accrued salary and signing bonus.

On October 15, 2002 we entered into a consulting agreement for business development with Lars Johnson, one of our shareholders and the brother of Eric Johnson, our chairman and chief executive officer, which our board of directors valued at $60,000. Lars Johnson, who is the brother of Eric Johnson, our CEO, is working with us as a consultant to help develop and implement our marketing and advertising strategy and will supervise our overall brand development efforts. Mr. Johnson has extensive experience in advertising, marketing and sales. He is currently responsible for the major accounts of StoresOnline, a leading eServices provider which helps businesses extend their products and services to the Internet. Mr. Johnson has worked with several media and advertising companies including TeleRep, Inc. the top billing television sales representative company in the country, which claims over a billion dollars in annual billing. While at TeleRep he was assigned to work with major accounts such as Fox TV, NBC, CBS, Coca Cola, and Charles Schwab. Mr. Johnson has a Bachelor's Degree in Advertising and Business Management from Brigham Young University. Mr. Johnson has also agreed to identify companies as potential partners regarding the development of our software and wireless technologies. For his services, the agreement allowed us to issue Lars Johnson, in lieu of cash, 100,000 shares of our common stock and options to purchase an additional 225,000 shares of our common stock at $0.30 per share with an exercise period that began on January 1, 2003 and expires October 15, 2005.

On November 15, 2002 we entered into a consulting agreement for business development with Gus Shouse, which our board of directors valued at $5,000. The agreement allowed us to grant Mr. Shouse options to purchase 100,000 shares of our common stock at $0.30 per share with an exercise period that began on February 15, 2003 and expires November 15,2005, in lieu of cash for his services. Specifically, Gus Shouse is working with us as a consultant to help us in identifying companies as potential partners for technology development of our wireless technology and software (collectively, the "SafetyNet(TM)"). He will also assist us in arranging bank credit lines, advising us on business strategies, and contacting law enforcement agencies and government agencies to promote the use of our technologies in homeland defense and other applications. The options were granted in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of
Section 4(2) because Mr. Shouse had a pre-existing relationship with Richard Reincke, a director of the company and possessed the requisite business acumen and information which would permit the grant of options.

On December 10, 2002, our board of directors addressed the fact that the company was in arrears in paying salaries to two of our officers, and had deferred $52,500 of chief executive officer Eric Johnson's salary and $51,500 of chief operating officer Richard Reincke's salary. In order to settle that liability, the board resolved, and a majority of shareholders approved, the issuance of 210,000 shares of our common stock to Eric Johnson and 206,000 shares of our common stock to Richard Reincke in lieu of that cash compensation owed to them pursuant to their respective employment agreements. Subsequent to December 10,2002, we decided that the shares issued to Eric Johnson and Richard Reincke should be valued at $1.00 per share and cancelled 157,500 of the shares issued to Eric Johnson and 154,500 shares issued to Richard Reincke leaving a total of 52,500 shares issued for accured salary to Eric Johnson and 51,500 shares issued for accrued salary to Richard Reincke. The shares were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because our officers had a pre-existing relationship with the company and possessed the requisite business acumen and information which would permit the issuance of stock.

On February 1, 2003 we entered into a consulting agreement for accounting and bookkeeping services with David Smith, which our board of directors valued at $100,000. The agreement allowed us to issue Mr. Smith 100,000 shares of our common stock in lieu of cash for his services. On or about February 28,2003 we issued Mr. Smith the 100,000 shares. Specifically, David Smith has agreed to provide us with bookkeeping and other corporate record keeping services related to our financial affairs, as well as preparation of financial projections. He will also prepare budgets for our management, prepare loan proposals and other financial information for bankers, and act as a financial advisor. The shares were granted in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because Mr. Smith had a pre-existing relationship with Eric Johnson, an officer and director of the company, and possessed the requisite business acumen and information which would permit the issuance of the shares.

Market for common equity and related stockholder matters

Reports to shareholders

Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to shareholders, we intend to provide an annual report to our shareholders, which will include audited financial statements.

When, and if, we become a reporting company with the Securities and Exchange Commission, we will be required to file quarterly reports and annual reports which contain our financial statements for each quarter and an audited financial statement at year end. We will also be required to file reports on Form 8-K relating to any material information which is important for investors in our securities to know. We will have a continuing reporting obligation under the Exchange Act of 1934 once the registration statement becomes effective. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are 3,085,000 outstanding options to purchase shares of our common stock. Other than the shares of stock being registered in the company's registration statement on Form SB-2, there are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register under the Securities Act of 1933 for sale by shareholders. The approximate number of holders of record of shares of our common stock is 32.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation of such duties or other requirements of securities laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will be subject to the penny stock rules.

Executive compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary compensation table

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 from our incorporation in January 2002 through December 31, 2002. Our board of directors has adopted an incentive stock option plan for our executive officers that has been approved by a majority of our shareholders and which will result in additional compensation.

=================================== ========= ============= =========== ===================== =====================
Name and Principal Position           Year       Annual     Bonus ($)       Other Annual           All Other
                                               Salary ($)                  Compensation *         Compensation
----------------------------------- --------- ------------- ----------- --------------------- ---------------------
Eric Johnson
chief executive officer, director     2002      114,000        None     common stock options          None
                                                                         875,000 shares at
                                                                          $0.10 per share;
                                                                         300,000 shares at
                                                                          $0.30 per share
----------------------------------- --------- ------------- ----------- --------------------- ---------------------
Richard Reincke                       2002       96,000        None     common stock options          None
secretary, chief operating                                               625,000 shares at
officer, director                                                         $0.10 per share;
                                                                         250,000 shares at
                                                                          $0.30 per share
----------------------------------- --------- ------------- ----------- --------------------- ---------------------
Joseph Grillo                         2002         0           None     common stock options
director and consultant                                                  400,000 shares at            None
                                                                          $0.30 per share
=================================== ========= ============= =========== ===================== =====================

Except for options granted to Mr. Grillo and the $0.10 options which are exercisable as of January 1, 2003, none of the options can be exercised immediately. The $0.30 options cannot be exercised before June 1, 2003 and expire June 1, 2006. Mr. Grillo's options have an exercise period which began August 15, 2002 and which expires June 1, 2006.

Some of the annual salaries specified in the chart above have been deferred because we do not have cash available for full payment of officer salaries. Specifically, at December 1, 2002, we owed Mr. Johnson $52,500 and Mr. Reincke $51,500 in deferred salary. On December 10, 2002, our board of directors addressed the fact that the company was in arrears in paying salaries to these officers and, in order to settle that liability, the board resolved, and a majority of shareholders approved, the issuance of 210,000 shares of our common stock to Eric Johnson and 206,000 shares of our common stock to Richard Reincke in lieu of that cash compensation owed to them pursuant to their respective employment agreements.Subsequent to December 10, 2002 we decided that the shares issued to Eric Johnson and Richard Reincke should be valued at $1.00 per share and cancelled 157,500 of the shares issued to Eric Johnson and 154,500 shares issued to Richard Reincke leaving a total of 52,500 shares issued for accured salary to Eric Johnson and 51,500 shares issued for accrued salary to Richard Reincke.

The following chart specifies information regarding stock options granted from our inception in January 2002 through March 14, 2003, to each of the named executive officers and consultants:

---------------------------------- --------------------- --------------------- -------------------- ------------------------
Name                                    Number of          Percent of total     Exercise or base        Expiration date
                                        securities           options/SARs         price ($/sh)
                                        underlying            granted to
                                       options/SARs            employees
                                       granted (#)
               (a)                         (b)                   (c)                  (d)                     (e)
---------------------------------- --------------------- --------------------- -------------------- ------------------------
CEO Eric Johnson                        1,175,000                38%             875,000 @ $.10       $.10 options expire
                                                                                 300,000 @ $.30      1/1/06; $.30 options
                                                                                                         expire 6/1/06
---------------------------------- --------------------- --------------------- -------------------- ------------------------
COO Richard Reincke                      875,000                 28%             625,000 @ $.10       $.10 options expire
                                                                                 250,000 @ $.30       1/1/06; $.30 options
                                                                                                         expire 6/1/06
---------------------------------- --------------------- --------------------- -------------------- ------------------------
VP Robert Alcaraz                        300,000                 10%             150,000 @ $.30       $.30 options expire
                                                                                 150,000 @ $1.10      1/1/06; $1.10 options
                                                                                                         expire 6/1/06
---------------------------------- --------------------- --------------------- -------------------- ------------------------
Consultant Joseph Grillo                 400,000                 13%             400,000 @ $.30                  6/1/06
---------------------------------- --------------------- --------------------- -------------------- ------------------------


Compensation of directors

Our directors who are also our employees receive no extra compensation for their service on our Board of Directors. Outside directors are entitled to receive stock options pursuant to our stock option plan.

Employment contracts

We have entered into employment agreements with Eric Johnson, our president and chief executive officer; Richard Reincke, our secretary and chief operating officer; and with Robert Alcaraz, who became a vice president effective January 1, 2003. We also have a consulting agreement with Joseph Grillo as a marketing consultant, Lars Johnson, as a marketing and advertising consultant; Gus Shouse, as a business consultant; and David Smith, as an accounting and financial consultant. The agreement with Mr. Grillo was filed as an exhibit to our original Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, and the other consulting agreements are also attached as exhibits to previous filings.

Financial Statements




                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)






                                    CONTENTS

                                                                         Page
                                                                         ----

Independent Auditors' Report                                              46

Financial Statements:
  Balance Sheets                                                          47
  Statements of Operations                                                48
  Statement of Stockholders' Deficit                                      49
  Statements of Cash Flows                                                50
  Notes to Financial Statements                                        51 - 66

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Aegis Assessments, Inc.
Newport Beach, California

We have audited the accompanying balance sheet of Aegis Assessments, Inc. (A Development Stage Company) as of July 31, 2002, and the related statements of operations, stockholders' deficit and cash flows for the period from January 16, 2002 (inception) to July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aegis Assessments, Inc. as of July 31, 2002, and the results of its operations and cash flows for the period from January 16, 2002 (inception) to July 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
August 28, 2002

                            AEGIS ASSESSMENTS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                     ASSETS

                                                                                    October 31,           July 31,
                                                                                        2002                2002
                                                                                 -------------------  ------------------
                                                                                    (Unaudited)
Current assets:
    Cash and cash equivalents                                                    $           10,070   $           9,481
    Stock subscription receivable                                                                 -              30,000
                                                                                 -------------------  ------------------

            Total current assets                                                             10,070              39,481

Property and equipment, net of                                                                1,293                   -
                                                                                 -------------------  ------------------
  accumulated depreciation of $0

            Total assets                                                         $           11,363   $          39,481
                                                                                 ===================  ==================


                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable and accrued expenses                                        $           19,960   $          16,200
    Accrued expenses - related parties                                                       50,792              48,292
    8% Notes payable - related parties - due on demand                                       38,000                   -
                                                                                 -------------------  ------------------

            Total current liabilities                                                       108,752              64,492
                                                                                 -------------------  ------------------

Redeemable Series A 8% Convertible preferred stock
  $0.001 par value; no shares issued or outstanding                                               -                   -

Stockholders' deficit:
    Series A 8% Convertible preferred stock, $0.001 par value;
      200,000 shares authorized; no shares issued or outstanding                                  -                   -
    Common stock, $0.001 par value; 100,000,000 shares
      authorized; 10,574,000 and 10,070,000 shares issued and
      outstanding, respectively                                                              10,574              10,070
    Additional paid-in capital                                                              367,780              92,284
    Deferred compensation                                                                  (150,000)                  -
    Deficit accumulated during development stage                                           (325,743)           (127,365)
                                                                                 -------------------  ------------------

            Total stockholders' deficit                                                     (97,389)            (25,011)
                                                                                 -------------------  ------------------

            Total liabilities and stockholders' deficit                          $           11,363   $          39,481
                                                                                 ===================  ==================



See accompanying independent auditors' report and notes to financial statements.

                     AEGIS ASSESSMENTS, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                    STATEMENTS OF OPERATIONS

                                                                                                           For the period
                                                      For the three            For the period from        from January 16,
                                                       months ended             January 16, 2002          2002 (inception)
                                                     October 31, 2002            (inception) to            to October 31,
                                                       (unaudited)                July 31, 2002           2002 (unaudited)
                                                 -------------------------   ------------------------  -----------------------

Net revenue                                      $                      -    $                     -   $                    -

General and administrative expenses                               198,378                    127,365                  325,743
                                                 -------------------------   ------------------------  -----------------------

Loss before provision for income taxes                           (198,378)                  (127,365)                (325,743)

Provision for income taxes                                              -                          -                        -
                                                 -------------------------   ------------------------  -----------------------

Net loss                                         $               (198,378)   $              (127,365)  $             (325,743)
                                                 =========================   ========================  =======================


Net loss available to common stockholders per common share - basic and dilutive:

    Loss per common share - basic and dilutive   $                  (0.02)   $                 (0.02)  $                (0.04)
                                                 =========================   ========================  =======================

    Weighted average common shares
      outstanding - basic and dilutive                         10,306,000                  8,098,871                8,801,486
                                                 =========================   ========================  =======================



See accompanying independent auditors' report and notes to financial statements.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                       Deficit
                                                                                                     accumulated        Total
                                             Common stock            Additional                         during       stockholders'
                                      ---------------------------     paid-in         Deferred       development        equity
                                         Shares         Amount        capital      compensation         stage         (deficit)
                                      ------------  -------------  --------------  --------------  ---------------  ---------------

Balance at January 16, 2002,
   date of incorporation                        -   $          -   $           -   $           -   $            -   $             -

Issuance of Founders Shares at
   $0.001 per share for services        8,350,000          8,350               -               -                -             8,350
   (February 2002)

Issuance of common stock for
   services at $0.01 per share            400,000            400           3,604               -                -             4,004
   (April 2002)

Issuance of common stock for
   services at $0.01 per share          1,000,000          1,000           9,000               -                -            10,000
   (April 2002)

Issuance of common stock for
   cash at $0.25 per share                 20,000             20           4,980               -                -             5,000
   (May 2002)

Issuance of common stock for
   cash at $0.25 per share                 80,000             80          19,920               -                -            20,000
   (June 2002)

Issuance of common stock for
   cash at $0.25 per share                220,000            220          54,780               -                -           55,000
   (July 2002)

Net loss                                        -              -               -               -         (127,365)         (127,365)
                                      ------------  -------------  --------------  --------------  ---------------  ---------------

Balance at July 31, 2002               10,070,000         10,070          92,284               -         (127,365)          (25,011)

Issuance of common stock for
   cash at $0.25 per share                 20,000             20           4,980               -                -             5,000
   (August 2002)

Issuance of common stock for
   cash at $0.25 per share                284,000            284          70,716               -                -            71,000
   (September 2002)

Issuance of 100,000 common
stock shares for software at $1.00
per share (October 2002),
subsequently rescinded (December 2002)          -              -               -               -                -                 -

Issuance of common stock for future
   services at $1.00 per share
   (October 2002)                         200,000            200         199,800        (150,000)               -            50,000

Net loss (unaudited)                            -              -               -               -         (198,378)         (198,378)
                                      ------------  -------------  --------------  --------------  ---------------  ---------------

Balance at October 31, 2002            10,574,000   $     10,574   $     367,780   $    (150,000)  $     (325,743)  $       (97,389)
(unaudited)                           ============  =============  ==============  ==============  ===============  ================




See accompanying independent auditors' report and notes to financial statements.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENTS OF CASH FLOWS

                                                                                                                  For the period
                                                                      For the three     For the period from      from January 16,
                                                                      months ended        January 16, 2002       2002 (inception)
                                                                    October 31, 2002      (inception) to          to October 31,
                                                                      (unaudited)          July 31, 2002         2002 (unaudited)
                                                                 --------------------  ---------------------   --------------------

Cash flows used for operating activities:
    Net loss                                                     $          (198,378)  $           (127,365)   $          (325,743)
                                                                 --------------------  ---------------------   --------------------

    Adjustments to reconcile net loss to net cash
      used for operating activities:
       Non-cash issuance of common stock for services                         50,000                 22,354                 72,354

    Increase (decrease) in liabilities:
       Accounts payable and accrued expenses                                   3,760                 16,200                 19,960
       Accrued expenses - related parties                                      2,500                 24,000                 26,500
                                                                 --------------------  ---------------------   --------------------

                 Total adjustments                                            56,260                 62,554                118,814
                                                                 --------------------  ---------------------   --------------------

                 Net cash used for operating activities                     (142,118)               (64,811)              (206,929)
                                                                 --------------------  ---------------------   --------------------

Cash flows used for investing activities -
    payments to acquire property and equipment                                (1,293)                     -                 (1,293)
                                                                 --------------------  ---------------------   --------------------


Cash flows provided by financing activities:
    Proceeds from issuance of common stock                                    76,000                 50,000                126,000
    Accounts payable - related parties                                             -                 24,292                 24,292
    Proceeds from issuance of notes payable - related parties                 38,000                      -                 38,000
    Stock subscriptions receivable                                            30,000                      -                 30,000
                                                                 --------------------  ---------------------   --------------------

                 Net cash provided by financing activities                   144,000                 74,292                218,292
                                                                 --------------------  ---------------------   --------------------

Net increase in cash and cash equivalents                                        589                  9,481                 10,070
Cash and cash equivalents, beginning of period                                 9,481                      -                      -
                                                                 --------------------  ---------------------   --------------------

Cash and cash equivalents, end of period                         $            10,070   $              9,481    $            10,070
                                                                 ====================  =====================   ====================

Supplemental disclosure of cash flow information:
    Income taxes paid                                            $                 -   $                  -    $                 -
                                                                 ====================  =====================   ====================
    Interest paid                                                $                 -   $                  -    $                 -
                                                                 ====================  =====================   ====================

Supplemental disclosure of non-cash financing activity:
    Issuance of 100,000 shares of common stock for purchase of
    software at $1.00 per share (See Note 7 - Subsequent Events) $                 -   $                  -    $                 -
                                                                 ====================  =====================   ====================


See accompanying independent auditors' report and notes to financial statements.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies:

         Nature of Business:

                  Aegis Assessments, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Delaware on January 16, 2002. The Company has a July 31 year end. The Company plans to design and develop specialized equipment for law enforcement agencies and the Department of Defense.

         Basis of Presentation:

                  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

o Management intends to continue to raise additional financing through private equity financing or other means and interests that it deems necessary, with a view to moving forward and sustain a prolonged growth in its strategy phases.

o The Company plans to raise additional operating funds through equity or debt financings or through loans from banks or other lending institutions. The Company plans on applying to have its securities quoted on the Over-the-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. The Company believes that should it be successful in causing its securities to be so quoted, it will improve its chances of raising funds through either equity or debt financings.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies, Continued:

         Basis of Presentation, Continued:

o The Company has not yet negotiated with any banks or other lending institutions nor has the Company arranged for any specific equity or debt financings. The Company may not be able to arrange for loans or financings on favorable terms. The Company intends to raise working capital from a variety of sources, including from investors who are associates of the Company's management, or through a bank or Small Business Administration loan, or from venture capital sources, or by waiting until a public market develops for shares of the Company's common stock. There is no assurance that the Company will be able to arrange for financing and has not, to date, had any substantive discussions with any third parties regarding such financing.

         Interim Financial Statements:

                  The accompanying financial statements include all adjustments (consisting of only normal recurring accruals), which, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year. The financial statements should be read in conjunction with the audited financial statements included in the Form SB-2/A, filed with the Securities and Exchange Commission on or around March 10, 2003.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies, Continued:

         Use of Estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

         Comprehensive Income:

                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from January 16, 2002 (inception) to October 31, 2002, the Company has no items that represent other comprehensive income and, accordingly, has not included a schedule of comprehensive income in the financial statements.

         Cash and Cash Equivalents:

                  Equivalents
                  -----------
                  For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

                  Concentration
                  -------------
                  The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)




(1)      Summary of Significant Accounting Policies, Continued:

         Basic and Diluted Loss Per Share:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of July 31, 2002, the Company had 2,500,000 outstanding stock options that could have been converted into 2,500,000 shares of common stock. As of October 31, 2002, the Company has 2,950,000 outstanding stock options that can be converted into 2,950,000 shares of common stock (unaudited). These options would have an anti-dilutive effect and, therefore, are not included in diluted loss per share.

         Income Taxes:

                  The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         Fair Value of Financial Instruments:

                  The estimated fair values of cash and cash equivalents, stock subscriptions receivable, accounts payable and accrued expenses, and accrued expenses-related parties, approximate their carrying value because of the short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)



(1)      Summary of Significant Accounting Policies, Continued:

         Stock-Based Compensation:

                  The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the deemed fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 28 over the vesting period of the individual options. Accordingly, because the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

         Advertising Costs:

                  Advertising costs are expensed as incurred. There were no advertising expenses for the period from January 16, 2002 (inception) to July 31, 2002.

         Segment Reporting:

                  Based on the Company's integration and management strategies, the Company operated in a single business segment. For the period from January 16, 2002 (inception) to July 31, 2002, the Company had no revenue.

         New Accounting Pronouncements:

                  In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)


(1)      Summary of Significant Accounting Policies, Continued:

         New Accounting Pronouncements, Continued:

                  In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001, for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                  In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset, while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)


(1)      Summary of Significant Accounting Policies, Continued:

         New Accounting Pronouncements, Continued:

                    In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                    In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


(2)      Related-Party Transactions:

         Accrued Expenses - Related Parties
         ----------------------------------

         During the period from January 16, 2002 (inception) to July 31, 2002, the Company was advanced $22,792 for various expenses from its President and Chief Executive Officer ("CEO"). During the three months ended October 31, 2002, the Company repaid $12,000 (unaudited).

         During the period from January 16, 2002 (inception) to July 31, 2002, the Company was advanced $1,500 for various expenses from its Secretary and Chief Operations Officer ("COO"). During the three months ended October 31, 2002, the Company was advanced an additional $1,500 (unaudited).

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)


(2)      Related-Party Transactions, Continued:

         Notes Payable - Related Parties
         -------------------------------

         The Company entered into a promissory note in the amount of $28,000, dated August 14, 2002, with its CEO. The note bears interest at the rate of 8% per annum, is due on demand and the proceeds were used for operating purposes. During the three months ended October 31, 2002, the Company accrued $560 for unpaid interest and is included in accounts payable and accrued expenses (unaudited).

         The Company entered into a promissory note in the amount of $10,000 dated August 14, 2002, with its COO. The note bears interest at the rate of 8% per annum, is due on demand and the proceeds were used for operating purposes. During the three months ended October 31, 2002, the Company accrued $200 for unpaid interest and is included in accounts payable and accrued expenses (unaudited).

         Employment Contracts
         --------------------

         On April 1, 2002, the Company entered into an employment contract with its President and CEO for a period of three years terminating on April 1, 2005. The agreement calls for a salary at the rate of $114,000 per annum and is subject to a minimum increase of 10% per annum. For the period from January 16, 2002 (inception) to July 31, 2002 the Company has incurred $38,000 of compensation expense relating to this contract, of which $9,000 is included in Accrued expenses - related parties.

         On May 1, 2002, the Company entered into an employment contract with its COO for a period of three years terminating on May 1, 2005. The agreement calls for a salary at the rate of $96,000 per annum and is subject to a minimum increase of 10% per annum. For the period from January 16, 2002 (inception) to July 31, 2002 the Company has incurred $24,000 of compensation expense relating to this contract, of which $15,000 is included in Accrued Expenses - Related Parties.

         On August 1, 2002, the Company entered into two employment contracts for a period of three years terminating on August 1, 2005, with its Chief Technology Officer ("CTO") and its Vice President of Strategy and Development ("VP"). Each employment contract pays $96,000 per annum and is subject to a minimum 10% raise per annum. Effective December 2002, the Company rescinded or cancelled all relationships and contracts with the CTO and VP, primarily due to misrepresentations and non-performance by the CTO and VP.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)


(2)      Related-Party Transactions, Continued:

         Employment Contracts, Continued
         -------------------------------

         On August 15, 2002, the Company entered into an agreement with a consultant/director. Under the terms of the agreement, this individual will provide marketing and technology consulting services to the Company for the period from August 15, 2002 through March 1, 2003. In addition, this individual was appointed to the Board as a Director of the Company for the term of one year, from August 15, 2002 through August 15, 2003. In lieu of monetary compensation, this individual has accepted 400,000 shares of common stock options, at an exercise price of $0.30, which become exercisable on August 15, 2002 and expire on June 1, 2006.

         As of October 31, 2002, the Company owed $37,000 for compensation and is included in accrued expenses - related parties (unaudited).


(3)      Commitments and Contingencies:

         The Company entered into a month-to-month lease agreement for the period from January 16, 2002 (inception) to July 31, 2002. Rent expense totaled $6,000 for the period.


(4)      Stockholders' Equity (Deficit):

         Preferred Stock
         ---------------

         The Company is authorized to issue 10,000,000 shares of preferred stock, par value at $.001 per share. The Company previously authorized the issuance of a Series A and Series B preferred stock. As of July 31, 2002, the Company rescinded its authorization of the preferred Series A and B classes. No shares were ever issued relating to those classes. As of July 31, 2002, no shares of preferred stock were issued or outstanding.

         On October 31, 2002, the Company designated a new series of preferred stock, Series A 8% Convertible Preferred Stock, and authorized the issuance of 200,000 shares. Each share can be converted one or more times from its face amount ($5.00 per Share) plus any prorated 8% interest accrued at the time of conversion into shares of common stock. The common stock will be issued at the lesser of either (i) $1.00 per share, or (ii) a price that equals 90% of the volume weighted average price of our common stock for the 5 trading days immediately preceding the date of conversion, but under this option, in no event shall the common stock be issued at less than $0.60 per share. In summary, the preferred shares will convert to common stock at a ratio of 5 to 1 unless the market value is less. These transactions will be accounted for in a manner similar to redeemable preferred stock and will be presented on the balance sheet

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)


(4)      Stockholders' Equity (Deficit), Continued:

         Preferred Stock, Continued
         --------------------------

         after liabilities and before stockholders' equity. As of October 31, 2002, there were no shares of preferred stock issued and outstanding. Subsequent to October 31, 2002, the Company sold 17,600 shares of Series A preferred stock for $88,000 (unaudited). The Company will recognize an expense for the beneficial conversion feature in the period incurred.

         Common Stock
         ------------

a) In February 2002, the Company issued 10,000,000 shares of its common stock in exchange for services to incorporate the Company. In July 2002, the Board of Directors declared that the Company had not received consideration for the issuance of 1,650,000 shares of the previously issued shares and canceled those shares leaving 8,350,000 shares totaling $8,350. The founder shares were valued at a $0.001 par value of the Company's common stock, which represented its fair market value on the date of issuance. The Company has not recognized the issuance of the cancelled shares in the financial statements.

b) During April 2002, the Company issued 400,000 shares of its common stock in exchange for legal services rendered totaling $4,004, which was fair market value of the services received by the Company on the date the services were performed.

c) In April 2002, 1,000,000 shares of common stock were issued at $0.01 per share in exchange for services rendered totaling $10,000, which was the fair market value of the Company's common stock on the date of issuance.

d) During May, June and July 2002, the Company conducted a private placement offering and issued 320,000 shares of its common stock at $0.25 per share for an aggregate total of $80,000. As of July 31, the Company received $50,000 of these proceeds. During August 2002, the Company received an additional $30,000.

e) During August and September 2002, the Company conducted a private placement offering and issued 304,000 shares of its common stock at $0.25 per share for an aggregate total of $76,000 (unaudited).

f) During October 2002, 200,000 shares of common stock were issued at $1.00 per share in exchange for future services totaling $200,000, which was determined to be the fair market value of the Company's common stock on the date of issuance. As of October 31, 2002, the Company has recorded an expense of $50,000 (unaudited).

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)


(4)      Stockholders' Equity (Deficit), Continued:

         Common Stock, Continued
         -----------------------

         During October 2002, 100,000 shares of common stock were issued at $1.00 per share in exchange for software package acquired totaling $100,000, which was determined to be the fair market value of the Company's common stock on the date of issuance (unaudited). On December 27, 2002, the Company rescinded the software purchase agreement, cancelled the 100,000 shares of common stock, which had previously been issued, and returned the RAD Tool computer software to Iocene Technology Corporation (unaudited).


(5)      Provision for Income Taxes:

         The reconciliation of the effective income tax rate to the federal statutory rate for the period from January 16, 2002 (inception) to July 31, 2002, is as follows:

          Computed "expected" benefit                             $     (54,000)
                                                                  -------------
          Increase (decrease) in income taxes resulting from:
            Meals and entertainment                                         800
            Increase in valuation allowance                              53,200
                                                                  -------------

                                                                  $           -
                                                                  =============

         Deferred tax assets and liabilities reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at July 31, 2002 are as follows:

                  Deferred tax assets
                    Net operating loss carryforwards              $      18,100
                    Less valuation allowance                            (18,100)
                                                                  -------------

                                                                  $           -
                                                                  =============

         As of July 31, 2002, the Company has provided a 100% valuation allowance for the deferred tax asset, since management has not been able to determine that the realization of that asset is more likely than not. The net change in the valuation allowance for the period ended July 31, 2002, was an increase of $53,200.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)



(5)      Provision for Income Taxes, Continued:

         As of July 31, 2002, the Company had net operating loss carryforwards ("NOLs") of approximately $42,700 for federal income tax reporting purposes and approximately $10,500 for state reporting purposes, expiring through 2022.


(6)      Stock Option Plan:

         During April 2002, the Company adopted the 2002 stock option plan (the "Plan") to retain the services of persons now serving in certain capacities and to secure the services of persons capable of serving in similar capacities.

         The total number of shares of common stock that may be purchased pursuant to the exercise of options shall not exceed, in the aggregate, 10,000,000 shares of the Company's authorized common stock. However, at no time, shall the number of shares of common stock issuable upon exercise of all issued and outstanding options pursuant to the Plan, or any similar plan adopted by the Company's Board of Directors, exceed a number of shares which is equal to 30% of the then outstanding shares of common stock of the Company. The termination date of this plan is December 31, 2007 and shall be administered by an option committee (the "Committee") consisting of no fewer than two and no more than three members designated by the Board. The purchase price for each share purchasable pursuant to any incentive option shall be determined by the Committee at an exercise price not less than 100% of the fair market value of the common stock on date of issue. For options granted to individuals or entities who possess greater than 10% of the total combined voting power of all classes of capital stock, the exercise price shall not be less than 110% of the fair market value of the Company's common stock upon date of issuance.

         Options shall be exercisable for a period not to exceed five years from date of grant. For options issued to an individual or entity that possesses greater than 10% of the total combined voting power of all classes of capital stock, the options shall be exercisable for a period not to exceed three years. Upon termination or expiration of the term of services of the optionee, the options will expire no later than one year after that date.

         During April 2002, the Company issued 250,000 options to consultants exercisable at $0.10 per share during the exercise period from January 1, 2003 to January 1, 2006. The fair market value of the common stock on date of issuance was $0.01 per share.

         During April 2002, the Company issued 1,500,000 options to employees exercisable at $0.10 per share during the exercise period from January 1, 2003 to January 1, 2006. The fair market value of the common stock on date of issuance was $0.01 per share.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)




(6)      Stock Option Plan, Continued:

         During July 2002, the Company issued 750,000 options to employees exercisable at $0.30 per share during the exercise period from June 1, 2003 to June 1, 2006. The fair market value of the common stock on date of issuance was $0.25 per share.

         During September 2002, the Company issued 450,000 options to employees exercisable at $0.30 per share during the exercise period from June 1, 2003 to June 1, 2006. The fair market value of the common stock on date of issuance was $0.25 per share (unaudited).


         Additional information with respect to this plan's stock option activity is as follows:

                                                                                           Number        Weighted average
                                                                                          of shares       exercise price
                                                                                       --------------    ----------------
               Outstanding at January 16, 2002 (inception)                                          -    $              -
               Granted                                                                      2,500,000                0.16
               Exercised                                                                            -
               Cancelled                                                                            -
                                                                                       --------------    ----------------

               Outstanding at July 31, 2002                                                 2,500,000    $           0.16
                                                                                       ==============    ================

         The following tables summarize information about stock options outstanding and exercisable at July 31, 2002:



                                            Weighted average      Outstanding                          Exercisable
                               Number of       remaining in         options           Number of          options
             Exercise           shares       contractual life   weighted average       shares        weighted average
              prices         outstanding        in years         exercise price      exercisable      exercise price
              ------         -----------        --------        --------------       -----------      --------------
           $0.10-$0.30         2,500,000           3                 $0.16                -                 NA


         The Company has elected to follow APB Opinion No. 25 (Accounting for Stock Issued to Employees) in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements related to options issued to employees because the exercise price of the Company's employee stock options equals the market price of the Company's common stock on the date of grant. For options issued to consultants, pursuant to Financial Accounting Standards Board Statement No. 123 (Accounting

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)



(6)      Stock Option Plan, Continued:

         for Stock-Based Compensation) the Company determined that there was no compensation costs based on the fair value at the grant date for its stock options.

         The weighted average estimated fair value of stock options granted during the period from January 16, 2002 (inception) to July 31, 2002 was $0.00 per share. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the expected life of the option.

         The assumptions used in the Black-Scholes model for stock options granted for the period from January 16, 2002 (inception) to July 31, 2002 were as follows:

                                                                July 31, 2002
                                                                -------------
               Risk-free interest rate                                   5.5%
               Expected volatility of common stock                       0.1%
               Dividend yield                                              0%
               Expected life of options                               3 years

         The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company's options do not have the characteristics of traded options; therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of its options.


(7)      Subsequent Events (Unaudited):

         On December 10, 2002, the Company changed its fiscal year end to July
31.

         During November 2002 through January 2003, the Company conducted a private placement offering and issued 17,600 shares of its Series A 8% Convertible Preferred Stock at $5.00 per share for an aggregate total of $88,000 (See Note 4).

         In November 2002, 100,000 shares of common stock were issued in exchange for services rendered, at $1.00 per share, which was the fair market value of the Company's common stock on the date of issuance.

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)


(7)      Subsequent Events (Unaudited), Continued:

         In December 2002, 5,000 shares of common stock were issued to a consultant in exchange for the development of the corporate website at $1.00 per share, which was the fair market value of the Company's common stock on the date of issuance.

         In December 2002, 50,000 shares of common stock were issued to a consultant in exchange for services at $1.00 per share, which was the fair market value of the Company's common stock on the date of issuance.

         In December 2002, 104,000 shares of common stock were issued to two officers of the Company, in lieu of cash compensation at an effective conversion price of $1.00 per share, which was the fair market value of the Company's common stock on the date of issuance.

         Legal Matters
         -------------

         On April 20, 2002, the Company entered into a consulting agreement with Vernon Briggs III for software development services. The agreement allowed the Company to pay Mr. Briggs 500,000 shares of the Company's common stock and options to purchase additional common stock as consideration. On September 15, 2002, the Company agreed with Mr. Briggs to terminate his employment agreement and supersede that consulting agreement. The Company also entered into a settlement agreement with Mr. Briggs. The settlement agreement provided, among other things, that Mr. Briggs would (i) receive $8,000 in cash over 60 days; (ii) retain 200,000 shares of common stock; (iii) accept the cancellation of all his stock options; and (iv) agree that the Company had the right, but not the obligation, to redeem Mr. Briggs' remaining 300,000 shares of common stock at $0.17 per share within the 6 month period immediately following the execution of the settlement agreement. Subsequent to executing the settlement agreement, the Company discovered that Mr. Briggs had fraudulently induced the Company to enter into the settlement agreement by, among other things, intentionally misrepresenting that certain financial projections provided by Mr. Briggs were his work product and that such projections had taken a significant number of hours to prepare. The Company recently rescinded the settlement agreement and cancelled Mr. Briggs' remaining shares. As the Company believes that Mr. Briggs has received more than adequate compensation for the extremely limited services provided by him, the Company does not believe that Mr. Briggs will institute legal action against the Company. It is possible, however, that the Company could institute legal action to recover the damages caused by Mr. Briggs. Such an action could lead to a countersuit by Mr. Briggs.

         On April 20, 2002, the Company entered into a consulting agreement with Eric Peacock for software development services. The agreement allowed the Company to pay Mr. Peacock 500,000 shares of the Company's common stock and options to purchase additional common

                             AEGIS ASSESSMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM JANUARY 16, 2002
                  (INCEPTION) TO OCTOBER 31, 2002 (UNAUDITED),
                   PERIOD FROM JANUARY 16, 2002 (INCEPTION) TO
                    JULY 31, 2002 AND THE THREE MONTHS ENDED
                          OCTOBER 31, 2002 (UNAUDITED)



 (7)      Subsequent Events (Unaudited), Continued:

          stock in lieu of cash. On August 1, 2002, the Company entered into an employment agreement with Mr. Peacock, which provided for annual cash compensation of $96,000 for his services as

          Legal Matters, Continued
          ------------------------

          the Company's chief technology officer. On that same date, he became a director. The Company believes that Mr. Peacock intentionally deceived the Company in that he convinced the Company that he was performing significant software development services for the Company. On the contrary, we believe that Mr. Peacock was not taking his obligations to the Company seriously and did not perform the agreed upon services. As a result, the Company recently terminated Mr. Peacock's employment agreement and cancelled all shares issued to Mr. Peacock. The Company also cancelled all options granted to Mr. Peacock. Moreover, Mr.

          Peacock was removed from the Company's board of directors by the affirmative vote of the requisite percentage of shares entitled to vote on such matters.

          Given the significant consideration paid to Mr. Peacock and his obvious non-performance, the Company does not believe that Mr. Peacock will institute legal action against the Company. It is possible, however, that the Company could institute legal action to recover the Company's damages caused by Mr. Peacock. Such an action could lead to a countersuit by Mr. Peacock.

          Preferred Stock
          ---------------

          In the period November 19, 2002 through January 30, 2003, the Company sold 17,600 shares of its Series A 8% Convertible Preferred Stock. The aggregate amount of the securities sold was $88,000. Specifically, the Company sold, and issued shares of its Series A 8% Convertible Preferred Stock to 14 investors in Utah, 3 investors in Washington, 1 investor in Arizona and 1 investor in Indiana pursuant to Rule 506 of Regulation D. The Securities and Exchange Commission notified the Company that they consider the convertible preferred stock to be equivalent to the Company's common stock and that the filing of a Registration Statement on Form SB-2 appears to render unavailable the Company's reliance upon the Rule 506 exemption from the registration and prospectus delivery requirements of the Securities Act of 1933. As a result, the Company may be exposed to potential rescission liability for the return of each purchaser's investment plus 8% per annum from the date of their investment. Depending on the state within which the particular investor resides, the Company will remain at risk for one to five years after either the date the purchaser knew or reasonably should have known about the facts that are the basis for the rescission or from the date of the alleged violation. These transactions will be accounted for in a manner similar to redeemable preferred stock and will be presented on the balance sheet after liabilities and before stockholders' equity.

Changes in and disagreements with accountants on accounting and financial disclosure

Our Board of Directors has appointed Stonefield Josephson, Inc., certified public accountants, to audit our financials statements from January 16, 2002 (our date of formation) through July 31, 2002.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

EXPERTS

Our financial statements for the period January 16, 2002 (inception) through July 31, 2002, appearing in this prospectus which is part of a Registration Statement have been audited by Stonefield Josephson, Inc., and are included in reliance upon such reports given upon the authority of Stonefield Josephson, Inc. as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling shareholders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of directors and officers

Article Sixth of our Amended and Restated Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may be amended. The Delaware General Corporation Law currently provides that a director of a Delaware corporation may not be exempted from liability for:

     o any breach of such director's duty of loyalty to us or our shareholders;
     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article III Section 17 of our bylaws provides that we will indemnify our directors, officers, employees and agents as specified in Article VI of our bylaws. Article VI of our bylaws provides that we will indemnify our directors, officers, employees and agents to the fullest and most complete extent permitted by Delaware General Corporation Law, as the same exists or may be amended.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Indemnification agreements

We anticipate that we will enter into indemnification agreements with each of our directors, executive officers and controlling persons pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our director, officer or controlling person. To be entitled to indemnification by us, the person must have acted in good faith and in a manner the person believed to be in our best interests and, with respect to criminal actions, the person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether our indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Other expenses of issuance and distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

======================================= ===================== ===============
Registration fees                       Approximately         $148.40
--------------------------------------- --------------------- ---------------
Costs of printing and engraving         Approximately         $200.00
--------------------------------------- --------------------- ---------------
EDGARizing services                     Approximately         $10,000.00
--------------------------------------- --------------------- ---------------
Legal fees                              Approximately         $10,000.00
--------------------------------------- --------------------- ---------------
Accounting fees                         Approximately         $5,000.00
======================================= ===================== ===============

Recent sales of unregistered securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In February 2002, we issued 10,000,000 shares of our common stock in exchange for services related to our incorporation and initial business activities. In July 2002, our board of directors determined that we had not received consideration for the issuance of 1,650,000 of those shares of our common stock, and we canceled those shares, leaving 8,350,000 common shares issued to founders, valued at $8,350. The founders' shares were valued at par value, or $.001 per share, which represented the fair market value of our stock on the date of issuance, and the shares were issued in transactions which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because the shares were issued in a transaction by the company which was not a public offering. Moreover, the recipients of the shares were either accredited or possessed the requisite business acumen and information which would permit the issuance of stock. The following individuals were issued founders' shares for the services indicated:

     o Eric Johnson, our president, chief executive officer and chairman, received 3,550,000 shares of our common stock for initial capitalization and services related to our incorporation. Specifically, Mr. Johnson assisted is the initial corporation and helped formulate our business plan. His shares were valued at $.001 per share.
     o Mr. King, a member of our board of directors, received 3,405,000 shares of our common stock for services related to our initial incorporation including assisting in the formulation of our business plan and product development. His shares were valued at $.001 per share.
     o Mr. Reincke received 800,000 shares of our common stock for services related to our initial incorporation including assisting in the filing documents related to our incorporation, general office duties, and formulation of our business and marketing plans. His shares were valued at $.001 per share.
     o Mr. Farquhar received 500,000 shares of our common stock for his services related to incorporation including the formulation of our marketing plans and the determination of our initial start-up costs. His shares were valued at $.001 per share.
     o Robin J. Gamma was issued 20,000 shares of our common stock for secretarial and administrative services performed during our inception.
     o Corree Larsen was issued 20,000 shares of our common stock for secretarial and administrative services performed during our inception.
     o Richard Kitynsky was issued 50,000 shares of our common stock for helping to formulate our business plan and provided his expertise relating to vulnerability assessments and military communications which helped in product development.
     o Daniel Hiliker was issued 5,000 shares of our common stock for software development services performed during our inception.

On April 15, 2002, we retained MC Law Group to provide corporate legal services to us. MC Law Group agreed to accept shares of our common stock in lieu of cash for those services. We valued those legal services at approximately $4,000. Because there was no readily available market value at the time, we negotiated a value of $0.01 per share. Therefore, we issued MC Law Group 400,000 shares of our common stock for those legal services provided to us, in lieu of cash compensation. The shares were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of
Section 4(2) because the principals of MC Law Group had a pre-existing personal and business relationship with Richard Reincke, the company's Chief Operating Officer and one of its directors. Additionally, the shares were issued in a transaction by the company which was not a public offering and the principals of MC Law Group possessed the requisite business acumen and information which would permit the issuance of stock.


On April 20, 2002, we entered into a consulting agreement with Vernon Briggs III for software development services. The agreement allowed us to pay Mr. Briggs 500,000 shares of the company's common stock and options to purchase additional common stock as consideration. On September 15, 2002, we agreed with Mr. Briggs to terminate his employment agreement and supersede that consulting agreement. We also entered into a settlement agreement with Mr. Briggs. The agreement provided, among other things, that Mr. Briggs would (i) receive $8,000 in cash over 60 days; (ii) retain 200,000 shares of common stock; (iii) accept the cancellation of all his stock options; and (iv) agree that we had the right, but not the obligation, to redeem Mr. Briggs' remaining 300,000 shares of common stock at $0.17 per share within the 6 month period immediately following the execution of the settlement agreement. Subsequent to executing the settlement agreement, we discovered that Mr. Briggs had fraudulently induced the company to enter into the settlement agreement by, among other things, intentionally misrepresenting that certain financial projections provided by Mr. Briggs were his work product and that such projections had taken a significant number of hours to prepare. Mr. Briggs agreed to provide business development and marketing services related to our planned products. Specifically, Mr. Briggs agreed to prepare financial projections for us. He also agreed to actively market our planned products to potential business partners and end users. Mr. Briggs represented that he had the financial acumen and business connections to assist us in advancing our business plan. We believe that Mr. Briggs misrepresented the extent of his business connections as well as the amount of time he agreed to dedicate to our business. Moreover, we believe that Mr. Briggs misrepresented the amount of time he spent on the preparation of the financial projections. Mr. Briggs never finished a complete and accurate set of financial projections nor did he perform the agreed upon marketing services. We recently rescinded the settlement agreement and cancelled Mr. Briggs' remaining shares.

On April 20, 2002, we entered into a consulting agreement with Eric Peacock for software development services. The agreement allowed us to pay Mr. Peacock 500,000 shares of the company's common stock and options to purchase additional common stock in lieu of cash. On August 1, 2002, we entered into an employment agreement with Mr. Peacock which provided for annual cash compensation of $96,000 for his services as our chief technology officer. On that same date, he became a director. Mr. Peacock agreed to provide software development services. Specifically, Mr. Peacock held himself out as possessing the requisite knowledge and skill to develop the software necessary to advance our product development. Mr. Peacock also promised to devote substantially all of his business time to our business. Among other things, he agreed to provide periodic updates and progress reports. He also agreed to be available to assist in product demonstrations. We believe that Mr. Peacock did not possess the acumen and experience as represented. Mr. Peacock also failed to dedicate the agreed upon time to our business. We believe that Mr. Peacock intentionally deceived us in that he convinced us that he was performing significant software development services for the company. He failed to provide the agreed upon progress reports as well as failing to communicate with our management. As a result, we recently terminated Mr. Peacock's employment agreement and cancelled all shares issued to Mr. Peacock. We also cancelled all options granted to Mr. Peacock. Moreover, Mr. Peacock was removed from our board of directors by the affirmative vote of the requisite percentage of shares entitled to vote on such matters.


In order to raise capital, beginning May 22, 2002, and ending September 25, 2002, we offered and sold shares of our common stock to 20 investors for $0.25 per share. The shares were offered and sold in transactions which we believe satisfied the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the shares were privately offered and sold to investors who had pre-existing family or personal relationships with the officers and directors of the company. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares. The net proceeds to us were $146,000.00.

On August 15, 2002, we entered into an agreement with a consultant, Joseph Grillo. Under the terms of the agreement, this consultant will provide marketing and technology consulting services to us for the period from August 15, 2002 through March 1, 2003. As a part of the agreement, Mr. Grillo was appointed to the board as a director of the company for the term of one year, from August 15, 2002 through August 15, 2003. In lieu of monetary compensation, Mr. Grillo accepted options to purchase up to 400,000 shares of common stock, at an exercise price of $0.30, which become exercisable on August 15, 2002 and expire on June 1, 2006. The options were granted in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because Mr. Grillo had a pre-existing personal and business relationship with Richard Reincke, the company's Chief Operating Officer and one of its directors and at the time of issuance, Mr. Grillo was an accredited investor.


On September 25, 2002, we entered into an agreement to pay Format Inc., our EDGARizing service, 40,000 shares of our common stock for EDGARizing services relating to preparing this registration statement. We valued those services at $24,000. The shares were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of
Section 4(2) because the principal of Format Inc. had a pre-existing personal and business relationship with Richard Reincke, the company's Chief Operating Officer and one of its directors. In addition, the principal of Format, Inc., possessed the requisite business acumen and information which would permit the issuance of stock.

Effective October 1, 2002, we entered into a consulting agreement with Robert Alcaraz for services we valued at $90,000.00. In lieu of cash compensation, we issued Mr. Alcaraz 150,000 shares of our common stock. We agreed to register those shares for resale in this registration statement. We also granted Mr. Alcaraz options to purchase 150,000 shares of our common stock at $0.30 per share with an exercise period that began on January 1, 2003 and expires January 1, 2006. The shares were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of
Section 4(2) because Mr. Alcaraz had a pre-existing personal and business relationship with Richard Reincke, the company's Chief Operating Officer and one of its directors. Moreover, Mr. Alcaraz possessed the requisite business acumen and information which would permit the issuance of stock. On September 25, 2002, we entered into an employment agreement with Robert Alcaraz. The agreement provides for a term of three years and became effective on January 1, 2003 when Mr. Alcaraz retired from the Los Angeles Sheriff's Department. Under the agreement, we were required to pay Mr. Alcaraz a monthly salary of $10,000 as well as a signing bonus of $30,000. On January 15, 2003, we entered into an addendum to the employment agreement (the addendum is attached to our registration statement as Exhibit 10.10) wherein Mr. Alcaraz agreed to accept 200,000 shares of our common stock in exchange for allowing us up to and including March 15, 2003 to begin paying Mr. Alcaraz his accrued salary and signing bonus.

On October 15, 2002 we entered into a consulting agreement for business development with Lars Johnson, one of our shareholders and the brother of Eric Johnson, our chairman and chief executive officer, which our board of directors valued at $60,000. The agreement allowed us to pay Lars Johnson 100,000 shares of our common stock in lieu of cash for his services regarding the development and implementation of the SafetyNet(TM) and related software in the Western United States, and also granted him options to purchase 225,000 shares of our common stock at an exercise price of $0.30 per share with an exercise period that began on January 1, 2003 and expires October 15, 2005. The shares and options were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because Mr. Johnson had a pre-existing personal relationship with Eric Johnson, the company's Chief Executive Officer and chairman of our board of directors. Moreover, Mr. Johnson possessed the requisite business acumen and information which would permit the issuance of stock and grant of options.

On October 15, 2002 we entered into an agreement with Iocene Technology Corporation to acquire certain computer software described as a Rapid Application Development Data-Centric Abstraction Tool ("RAD Tool") which allows a development team to establish a loosely coupled common interface to certain databases by establishing an object layer based on Microsoft's COM+ technology. The software was valued at $60,000. One of our former directors, Eric Peacock, is a principal shareholder and director of Iocene Technology Corporation, and disclosed his affiliation to the board of directors prior to a board vote on the transaction. The agreement allowed us to pay Iocene Technology Corporation 100,000 shares of our common stock in lieu of cash for the software. The shares were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because of Mr. Peacock's position as a control person of Iocene Technology Corporation. However, on December 27, 2002, we rescinded this agreement and cancelled the 100,000 shares of common stock which had been issued.

During the period November 19, 2002 through January 30, 2003, we sold 17,600 shares of Series A 8% Convertible Preferred Stock to 19 investors at $5.00 per share. The shares were offered and sold in transactions which we believe satisfied the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the shares were privately offered and sold to investors who had pre-existing family or personal relationships with the shareholders, officers and directors of the company. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares. The net proceeds to us were $88,000.00. The Securities and Exchange Commission has notified us that they consider the convertible preferred stock to be equivalent to common shares of our stock and that the filing of a Registration Statement on Form SB-2 appears to render unavailable our reliance upon the Rule 506 exemption from the registration and prospectus delivery requirements of the Securities Act of 1933. As a result, we may be exposed to potential rescission liability for the return of each purchaser's investment plus 8% per annum from the date of their investment. Depending on the state within which the particular investor resides, we remain at risk for one to five years after either the date the purchaser knew or reasonably should have known about the facts that are the basis for the rescission or from the date of the alleged violation.

On November 15, 2002 we entered into a consulting agreement for business development with Gus Shouse, which our board of directors valued at $5,000. The agreement allowed us to grant Mr. Shouse options to purchase 100,000 shares of our common stock at $0.30 per share with an exercise period that began on February 15, 2003 and expires November 15,2005, in lieu of cash for his services providing business development services to develop and promote our software, hardware, and other technologies which constitute the Aegis SafetyNet(TM). The options were granted in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of
Section 4(2) because Mr. Shouse had a pre-existing relationship with Richard Reincke, a director of the company and possessed the requisite business acumen and information which would permit the grant of options.

On December 6, 2002, our board of directors authorized the issuance of 5,000 shares of our common stock to Travis Rosser, an independent contractor who provided website development services to the company in November and December, 2002, as additional compensation for his design and construction of our corporate website. We valued the shares at $5,000. The stock was issued as an incentive payment so that Mr. Rosser would complete his work for us on an expedited basis. The shares were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because Mr. Rosser had a pre-existing relationship with the company and possessed the requisite business acumen and information which would permit the issuance of stock.

On December 10, 2002, our board of directors addressed the fact that the company was in arrears in paying salaries to two of our officers, and had deferred $52,500 of chief executive officer Eric Johnson's salary and $51,500 of chief operating officer Richard Reincke's salary. In order to settle that liability, the board resolved, and a majority of shareholders approved, the issuance of 210,000 shares of our common stock to Eric Johnson and 206,000 shares of our common stock to Richard Reincke in lieu of that cash compensation owed to them pursuant to their respective employment agreements.Subsequent to December 10, 2002, we decided that the shares issued to Eric Johnson and Richard Reinke should be valued at $1.00 per share and cancelled 157,500 of the shares issued to Eric Johnson and 154,500 shares issued to Richard Reinke leaving a total of 52,500 shares issued for accured salary to Eric Johnson and 51,500 shares issued for accured salary to Richard Reincke. The shares were issued in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because our officers had a pre-existing relationship with the company and possessed the requisite business acumen and information which would permit the issuance of stock.

On February 1, 2003 we entered into a consulting agreement for accounting and bookkeeping services with David Smith, which our board of directors valued at $100,000. The agreement allowed us to issue Mr. Smith 100,000 shares of our common stock in lieu of cash for his services.On or about February 28,2003, we issued Mr. Smith the 100,000 shares. Specifically, David Smith has agreed to provide us with bookkeeping and other corporate record keeping services related to our financial affairs, as well as preparation of financial projections. The shares were granted in a transaction which we believe satisfied the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Section 4(2) because Mr. Smith had a pre-existing relationship with Eric Johnson, an officer and director of the company, and possessed the requisite business acumen and information which would permit the issuance of the shares.

Exhibits

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.           Underwriting Agreement (not applicable)

3.1          Amended and Restated Certificate of Incorporation*

3.2          Bylaws*

5.           Opinion Re: legality*

8.           Opinion Re: tax matters (not applicable)

10.1         Employment agreement with chief executive officer Eric Johnson*

10.2         Employment agreement with chief operating officer Richard Reincke*

10.3         Consulting agreement with Joseph Grillo*

10.4         Consulting agreement with Robert Alcaraz*

10.5         Employment agreement with Robert Alcaraz*

10.6         Stock option plan*

10.7         Consulting Agreement with Gus Shouse****

10.8         Consulting Agreement with Lars Johnson****

10.9         Consulting Agreement with David Smith****

10.10        Addendum to Robert Alcaraz Employment Agreement****

11.          Statement Re: computation of per share earnings (loss)**

15.          Letter on unaudited interim financial information (not applicable)

23.1         Consent of auditors

23.2         Consent of counsel ***

24.          Power of attorney (not applicable)

   * Previously filed as exhibits to our Registration Statement on Form SB-2 filed October 9, 2002.
   **   Included in financial statements
   ***  Included in Exhibit 5
   **** Included as exhibits to Amendment No. 4 to our registration statement filed on February 19, 2003.

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Amendment No. 6 to Registration Statement on Form SB-2 to be signed on our behalf by the undersigned, in the city of Newport Beach, California on March 14, 2003.



                                Aegis Assessments, Inc.,
                                a Delaware corporation

                                By:      /s/ Eric Johnson
                                Its:     president, chief executive officer

                                By:      /s/ Richard Reincke
                                Its:     secretary, principal financial
                                         officer, principal accounting officer
                                         and chief operating officer




In accordance with the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated:




/s/ Eric Johnson                            March 14, 2003
Eric Johnson, director


/s/ Richard Reincke                         March 14, 2003
Richard Reincke, director


/s/ Joseph King                             March 14, 2003
Joseph King, director